Exhibit 10.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JANUARY 7, 2022, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO DEBTOR AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO DEBTOR, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

SECURED ROYALTY CONVERTIBLE DEBENTURE

US$8,000,000	January 7, 2022

1.	PROMISE TO PAY

For value received, SILVER VALLEY METALS CORP. (“Debtor”) hereby promises to pay to the order of SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (COLLECTOR), LP (together with its successors and assigns, “Debentureholder”), at the address listed in Section 15 (Notice), or such other place and/or Person as Debentureholder may by notice in writing to Debtor direct, the principal amount of EIGHT MILLION dollars ($8,000,000.00) in lawful money of the United States of America (the “Principal Amount”) in the manner hereinafter provided, together with interest and other monies in the same currency which may from time to time be owing hereunder or pursuant hereto. Subject to the provisions of this debenture (the “Debenture”), the Principal Amount together with all accrued and unpaid interest and all other monies owing hereunder, shall become due and payable on the date that is 18 months after the Funding Date (defined below) (the “Maturity Date”). All capitalized terms not defined in the body of this Debenture, are defined in Exhibit “A” appended to this Debenture.

Debtor is a wholly owned direct Subsidiary of BUNKER HILL MINING CORP. (“Guarantor”) and Guarantor will receive substantial direct and indirect benefits from the advance of the Principal Amount under this Debenture to Debtor. In consideration of the foregoing, and for other good and valuable consideration, Guarantor hereby covenants and agrees to guarantee the Obligations, issue the Common Shares in accordance with the provisions of this Debenture and perform and comply its other Obligations.

2.	THE DEBENTURE

(a)	Funding Date. Subject to the terms and conditions hereof, Debentureholder shall advance the Principal Amount in a single advance to Debtor on the date that is the later of the date hereof and the date on which the Securities Pledge is granted (the “Funding Date”). On the Funding Date, Debentureholder will advance US$500,000 into a cash reserve held by Debentureholder to be applied in payment of the deposit due to Teck Resources Limited pursuant to the MOU or for such other corporate purpose of Debtor as Debentureholder may agree in it is sole and unfettered discretion. The Parties acknowledge and agree that notwithstanding the cash reserve set aside by Debentureholder in accordance with this Section 2(a), the Principal Amount outstanding hereunder shall be deemed to be US$8,000,000.00 for all purposes hereunder upon the direct advance to Debtor (or as it may otherwise direct) of US$7,500,000 on and as of the Funding Date.

(b)	Use of Principal Amount. The Principal Amount shall be used for the construction and development of the Bunker Hill Mine (the “Mine”) located in the Coeur D’Alene Mining District, in the cities of Kellogg and Wardner, Shoshone County, Idaho, USA, including the acquisition of the Property and a processing plant and settlement of United States Environmental Protection Agency liabilities (the “EPA”), and general corporate purposes as required.

(c)	Interest Rate. Subject to Section 2(d), the Principal Amount shall bear interest from the Funding Date to the date of repayment in full at the rate of NINE per cent (9.0%) per annum, calculated and payable quarterly in arrears as set out in this Section 2(c). Interest on the Principal Amount shall accrue from day to day in the same currency as principal, both before and after maturity, default or judgment, and shall be calculated based on the actual number of days elapsed and on the basis of a year of 360 days. Interest on the balance from time to time outstanding of the Principal Amount shall be calculated and payable on each Quarter End following the Funding Date and on Maturity Date (or such earlier date as such amounts may become due in accordance with the provisions hereof), calculated and compounded quarterly not in advance, computed from the Funding Date or the date of the last payment of interest to the next Quarter End or the Maturity Date, as applicable, on the basis of the actual number of days elapsed.

(d)	Default Interest. Debtor shall pay to Debentureholder interest on overdue amounts (including overdue interest), both before and after maturity, default or judgment, and on the Principal Amount upon the occurrence and during the continuance of an Event of Default, in each case, at a rate per annum equal to ELEVEN percent (11.0%) per annum, calculated daily and on the basis of the actual number of days elapsed, and a year of 360 days and compounded monthly, and payable upon demand by Debentureholder.

3.	PRINCIPAL PAYMENTS

All instalments of principal and interest hereunder received by Debentureholder shall be applied first as against interest outstanding and secondly against the principal sum.

4.	PREPAYMENT

Subject to the exercise by Debentureholder of its conversion privileges in Section 10.3 at any time prior to prepayment or the Debentureholder not exercising its conversion privileges in Section 10.3 by the Debenture Repayment Date, Debtor may prepay this Debenture, in cash only, and only after the expiry of the Exclusivity Period (as defined in the Exclusivity Agreement), in whole but not in part, on not less than twenty (20) Business Days prior written notice at a price equal to the sum of (i) Principal Amount, plus (ii) all accrued and unpaid interest on the Principal Amount, plus (iii) the Prepayment Interest Premium, and (iv) all other amounts owing hereunder. Each Obligor acknowledges and agrees that any such prepayment prior to the Maturity (other than a prepayment upon the exercise by Debentureholder of its conversion privileges in Section 10.3 or where Debentureholder does not elect to exercise its conversion privileges in Section 10.3 by the Debenture Repayment Date) is subject to the Prepayment Interest Premium and that such amount represents a reasonable estimate of fair compensation payable to Debentureholder for the losses suffered by early prepayment and such amount is in the nature of liquidated damages and not a penalty. Debtor may exercise its conversion privileges under Section 10.1 in respect of accrued and unpaid interest upon an early prepayment.

5.	PAYMENT GENERALLY

(a)	All amounts payable by Debtor or Guarantor hereunder shall be paid to Debentureholder in United States Dollars, in immediately available funds (i) by wire transfer at such account or financial institution as Debentureholder may from time to time notify Debtor or (ii) by bank draft delivered to Debentureholder at its address as set forth in Section 15 hereof. Any payments received after 12:00 p.m. (Vancouver time) will be considered for all purposes as having been made on the next following Business Day.

(b)	If the due date of any payment under this Debenture would otherwise fall on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, together with interest that has accrued to the Business Day on which such payment was due.

(c)	Debentureholder will maintain in accordance with its usual practice one or more accounts evidencing the Principal Amount owing by Debtor to Debentureholder hereunder. Such account(s) will be prima facie evidence of the obligations recorded therein, provided that any failure by Debentureholder to maintain any account or any error therein shall not affect the obligation of Debtor or Guarantor to repay the Obligations to Debentureholder in accordance with this Debenture.

6.	TAXES

(a)	Any and all payments by or on account of any obligation of Debtor or Guarantor hereunder or any other Credit Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes; provided that if Debtor or Guarantor shall be required to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 6), Debentureholder receives an amount equal to the sum it would have received had no such deduction or withholding been made, (ii) Debtor or Guarantor, as applicable, shall make such deduction or withholding, and (iii) Debtor or Guarantor, as applicable, shall pay to the relevant Governmental Authority in accordance with Applicable Law the full amount deducted or withheld.

(b)	Without limiting the provisions of Section 6(a), each Obligor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)	The Obligors shall (within three Business Days of demand by Debentureholder) pay to Debentureholder an amount equal to the loss, liability or cost which Debentureholder determines will be or has been (directly or indirectly) suffered for or on account of Indemnified Taxes (including Other Taxes) by Debentureholder in respect of any Credit Document together with any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such loss, liability or costdelivered to an Obligor by Debentureholder shall be conclusive absent manifest error. If Debentureholder subsequently recovers all or part of the payment made under this Section paid by an Obligor, it shall promptly repay an equal amount to such Obligor.

(d)	As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, such Obligor shall deliver to Debentureholder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Debentureholder.

(e)	This Section 6 shall survive termination of this Debenture.

7.	INTEREST CALCULATIONS

(a)	Except as otherwise specifically provided herein, where in this Debenture a rate of interest is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation, whether 365 or 366, as the case may be, and dividing it by the number of days in the deemed year.

(b)	Notwithstanding anything in this Debenture to the contrary, in the event that any provision of this Debenture would oblige any Obligor to make any payment of interest or other amount payable to Debentureholder hereunder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by Debentureholder of interest at a criminal or prohibited rate (as such terms are construed under the Criminal Code (Canada) or any other Applicable Law), notwithstanding such provision, such amount or rate shall be deemed to have been adjusted nunc pro tunc to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by Debentureholder of interest at a criminal or prohibited rate, such adjustment to be effected, to the extent necessary, firstly, by reducing the amount or rate of interest pursuant to Section 2(c) of this Debenture; and thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for the purposes of Section 347 of the Criminal Code (Canada), as may be amended from time to time, or any other Applicable Law. Any amount or rate of interest referred to in this Debenture shall be determined in accordance with generally accepted actuarial practices and principles over the term hereof and, in the event of a dispute, a certificate of a fellow of the Canadian Institute of Actuaries appointed by Debentureholder shall be conclusive for the purposes of such determination.

(c)	In determining whether or not the interest paid or payable under this Debenture exceeds the maximum amount permitted by Section 7(b), each Obligor, Guarantor and Debentureholder shall, to the maximum extent permitted under the Criminal Code (Canada) or any other Applicable Law, characterize any non-principal payments as an expense, fee or premium or other payment rather than as interest, as may be necessary to reduce the amount otherwise characterized as interest pursuant to such Applicable Law, exclude voluntary prepayments and the effects thereof and amortize, prorate, allocate and spread the total amount of interest rateably over the longer of the contemplated term or the actual duration that any Obligations remain outstanding.

8.	GUARANTEE

(a)	Guarantor hereby unconditionally and irrevocably guarantees to Debentureholder the due and punctual payment and performance of the Obligations and agrees on written demand of Debentureholder, following the occurrence of an Event of Default, to perform or discharge the Obligations which have not been fully performed or discharged at the times and in the manner provided for in this Debenture (the “Guarantee”).

(b)	Without prejudice to the rights of Debentureholder against Debtor, Guarantor unconditionally and irrevocably agrees that, as between Debentureholder and itself, it will be liable as principal debtor in respect of the performance of the Obligations and not merely as surety and, accordingly, Guarantor shall be fully liable forthwith on demand by Debentureholder, following the occurrence and during the continuance of an Event of Default, to perform or discharge the Obligations irrespective of the validity, effectiveness or enforceability of the Obligations against Debtor or any other fact or circumstances which would or might otherwise constitute a legal or equitable discharge of or defence to a guarantor or surety.

(c)	As a separate and independent obligation, if any of the Obligations are not duly and punctually paid by Debtor and performed by Guarantors under Section 8(a) for any reason whatsoever Guarantor unconditionally and irrevocably agrees to indemnify and save Debentureholder harmless from and against any Losses which Debentureholder may suffer or incur from the failure of Debtor to duly perform such Obligations.

(d)	The Guarantee of the Obligations is a continuing guarantee and shall remain in effect until all of the Obligations existing or arising or which may arise under or by virtue of the Obligations shall have been paid, performed or discharged in full.

(e)	Guarantor waives any rights it may have as surety under any Applicable Law which may at any time be inconsistent with any of the provisions hereof or which it may have of first requiring Debentureholder to proceed against or claim performance or payment from Debtor or any other Person.

(f)	Debentureholder without notice to Guarantor and without discharging, prejudicing or affecting the obligations of Guarantor hereunder, may (i) grant time, indulgences, concessions, releases and discharges or any financial accommodation to Debtor; (ii) take, hold, fail to take or hold, vary, deal with, realize, enforce, release or determine not to enforce, perfect or release any other guarantee, indemnity or security for all or any of the Obligations; or (iii) effect compositions from, and otherwise deal with, Debtor and all other Persons as Debentureholder may see fit and generally may otherwise do or omit to do any act or thing which, but for this provision, might operate to discharge, prejudice or affect the obligations of Guarantor hereunder.

(g)	Guarantor agrees that the liability of Guarantor under this Guarantee is absolute and unconditional irrespective of:

(i)	the lack of validity or enforceability of any terms of any of the Credit Documents;

(ii)	any contest by Debtor or any other Person as to the amount of the Obligations, the validity or enforceability of any terms of the Credit Documents or the perfection or priority of any Security;

(iii)	any defence, counter claim or right of set-off available to Debtor;

(iv)	any release, compounding or other variance of the liability of Debtor or any other Person liable in any manner under or in respect of the Obligations or the extinguishment of all or any part of the Obligations by operation of law;

(v)	any change in the time or times for, or place or manner or terms of payment or performance of the Obligations or any consent, waiver, renewal, alteration, extension, compromise, arrangement, concession, release, discharge or other indulgences which Debentureholder may grant to Debtor or any other Person;

(vi)	any amendment or supplement to, or alteration or renewal of, or restatement, replacement, refinancing or modification or variation of (including any increase in the amounts available thereunder or the inclusion of an additional borrower thereunder), or other action or inaction under, the Credit Documents or any other related document or instrument, or the Obligations;

(vii)	any discontinuance, termination or other variation of any terms or conditions of any transaction with, Debtor or any other Person;

(viii)	any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of Debtor, Guarantor or any reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of Debtor, Guarantor or their respective businesses;

(ix)	any dealings with the security which Debentureholder holds or may hold pursuant to the terms and conditions of the Credit Documents, including the taking, giving up or exchange of securities, their variation or realization, the accepting of compositions and the granting of releases and discharges;

(x)	any limitation of status or power, disability, incapacity or other circumstance relating to Debtor, Guarantor, or any other Person, including any Insolvency Event involving or affecting Debtor, Guarantor, or any other Person or any action taken with respect to this Guarantee by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor shall have notice or knowledge of any of the foregoing;

(xi)	any impossibility, impracticability, frustration of purpose, force majeure or illegality of any Credit Document, or the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of (A) any Governmental Authority that amends, varies, reduces or otherwise affects, or purports to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of Guarantor under this Guarantee, or (B) any court order that amends, varies, reduces or otherwise affects any of the Obligations;

(xii)	any taking or failure to take security, any loss of, or loss of value of, any security, or any invalidity, non-perfection or unenforceability of any security held by Debentureholder, or any exercise or enforcement of, or failure to exercise or enforce, security, or irregularity or defect in the manner or procedure by which Debentureholder realizes on such security;

(xiii)	any application of any sums received to the Obligations, or any part thereof, and any change in such application; and

(xiv)	any other circumstances which might otherwise constitute a defence available to, or a discharge of, Guarantor, Debtor or any other Person in respect of the Obligations or this Guarantee.

(h)	Subject only to Sections 8(a) and (b) requiring demand, Guarantor hereby waives notice of the acceptance of this Guarantee and of presentment, demand and protest and notices of non-payment and dishonour and any other demands and notices required by any Applicable Law.

(i)	From the date or dates upon which any demand is made against Guarantor under this Section 8 until the Obligations have been performed and discharged in full, Guarantor shall not (i) claim any set-off or counterclaim against Debtor; (ii) make or enforce any claim or right (including a right of subrogation or contribution) against Debtor to prove in competition with Debentureholder in the event of an Insolvency Event of Debtor or in respect of any outstanding liability of Debtor hereunder; or (iii) in competition with Debentureholder claim the benefit of any security or guarantee now or hereafter held by Debentureholder for any money or liabilities due or incurred by Debtor to Debentureholder or any share therein.

(j)	Debentureholder shall not be obligated before taking any steps to enforce this Guarantee (i) to take any steps or proceedings or other action whatsoever or obtain any judgment against Debtor or any other Person in any court or tribunal, (ii) to make or file any claim in an Insolvency Event in respect of Debtor or any other Person, (iii) to exercise any diligence against Debtor, or (iv) resort to any other means of payment.

(k)	Nothing herein contained shall restrict or adversely affect or be construed to restrict or adversely affect any right which Debentureholder may have to set-off any Obligations owed by Guarantor under this Guarantee to Debentureholder against any obligations owed by Debentureholder to Guarantor, regardless of the place of payment or currency of such Obligations.

9.	SECURITY

9.1	Securities Pledge Agreement

As general and continuing collateral security for the due payment of the Principal Amount, interest and all other monies payable hereunder and all other PF Obligations, Guarantor shall execute and deliver on or before the Funding Date the Securities Pledge Agreement and all such other documents and instruments and security registrations as counsel to Debentureholder may reasonably request to grant and perfect the pledge and security interests in and to the Collateral subject to the Securities Pledge Agreement.

9.2	Full Security Package

As soon as reasonably practicable and in any event no later than the date that is 30 days following the Funding Date (or such later date as Debentureholder may agree in its sole discretion), each Obligor shall (i) grant to Debentureholder, as security for the due and punctual payment and performance of all of the PF Obligations, a continuing and first-ranking security interest and charge over all of their property and assets (subject only to Permitted Liens) pursuant to Security in form and substance satisfactory to Debentureholder’s counsel, acting reasonably; and (ii) cause to be delivered to Debentureholder, an Idaho, Nevada and Ontario legal opinion (and any other relevant legal jurisdiction), in form and substance satisfactory to Debentureholder, acting reasonably, of the Obligors’ legal counsel addressed to Debentureholder relating to (A) the legal status of the Obligors, (B) the corporate power and authority of each Obligor to execute, deliver and perform the Security to which it a party, (C) the authorization, execution and delivery of the Security, (D) enforceability of the Security and the validity of the security interests, mortgages and charges created thereunder, (E) the due registration or filing of the Security and, where applicable, the perfection of the security interest and/or opposability against third parties of the charge under the Security, and (F) registration fees and any documentary or stamp tax.

10.	REPAYMENT

10.1	Debtor’s Privileges

(a)	On each Quarter End, Debtor shall have the option to pay the accrued and unpaid interest due on such Quarter End, or any portion thereof, through the issuance of common shares in the capital of Guarantor (the “Common Shares”) at the Debtor Interest Conversion Price. If Debtor intends to exercise its conversion rights hereunder at any time it shall give Debentureholder not less than five (5) Business Days prior notice of such intention.

(b)	Debtor shall also have the option, in connection with any prepayment of the Principal Amount under Section 4 or any conversion of the Principal Amount by Debentureholder in accordance with Section 10.3, to pay any part of the interest accrued as of the date of prepayment or conversion, through the issuance of Common Shares at the Debtor Interest Conversion Price. If Debtor intends to exercise its conversion rights hereunder at any time it shall give Debentureholder prompt (and in any event, at least five (5) Business Days prior to the date upon which such accrued but unpaid interest would otherwise be due and payable hereunder) written notice of such intention.

(c)	With respect to any Common Shares which may be issued upon Debtor’s option, as required from time to time under the Applicable Securities Legislation which governs Guarantor or any hold period imposed by a regulatory authority, Debentureholder agrees to be bound by any applicable hold period. The certificates evidencing the Common Shares shall contain the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE [INSERT THE DAY THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE OF THE COMMON SHARES].”

[THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS ENTRY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.]

10.2	Manner of Debtor’s Exercise of Right to Pay Interest with Common Shares

(a)	If Debtor wishes to pay the accrued and unpaid interest under this Debenture, in whole or in part, through the issuance of Common Shares pursuant to Section 10.1, it shall deliver to Debentureholder, at least five (5) Business Days prior to the Debtor Interest Conversion Date, the Debtor Interest Conversion Form set forth in Exhibit “B” hereto (the “Debtor Interest Conversion Form”), duly executed by the Obligors, irrevocably exercising the Debtor’s right to pay the accrued and unpaid interest set out in the Debtor Interest Conversion Form through the issuance of Common Shares and specifying the applicable Debtor Interest Conversion Date (being a Quarter End or, in the case of Section 10.1(b), such other date upon which accrued but unpaid interest otherwise becomes due and payable hereunder) upon which such right will be exercised in accordance with the provisions hereof. Upon delivery of the Debtor Interest Conversion Form, Debentureholder or its nominee or assignee shall be entitled to be entered in the books of Guarantor as at the Debtor Interest Conversion Date as the holder of the number of Common Shares received in lieu of the cash payment of the accrued and unpaid interest, or portion thereof, in accordance with the provisions hereof and, as soon as practicable thereafter and in any event within three (3) Business Days, Debtor shall deliver or cause to be delivered to Debentureholder or, subject as aforesaid, its nominee, participant or assignee, a certificate for such Common Shares.

(b)	For the purposes hereof, the “Debtor Interest Conversion Date” shall be the date specified in the Debtor Interest Conversion Form delivered by Debtor to Debentureholder in accordance with Section 10.2 as the effective date upon which Debtor intends to exercise its conversion privilege in accordance with Section 10.1(a) or (b).

(c)	Debentureholder shall keep records of payments and conversions and such records shall be prima facia evidence of such payments and conversions.

(d)	Common Shares issued in lieu of cash payments of interest owing under this Debenture in accordance with the terms hereof shall be entitled to all rights and privileges accorded to holders of record of Common Shares on and after the Debtor Interest Conversion Date, from which date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

(e)	If Debtor elects to pay the accrued and unpaid interest under this Debenture, in whole or in part, through the issuance of Common Shares pursuant to Section 10.1, Guarantor shall take all such actions and issue, execute and deliver, as applicable, all such certificates, documents and instruments as shall be required to validly issue as fully paid and non-assessable such Common Shares in accordance with the terms hereof and entitle Debentureholder (or its nominee or assignee) to all rights and privileges accorded to holders of record of Common Shares on and after the Debtor Interest Conversion Date.

10.3	Debentureholder’s Royalty Privilege

Debentureholder may, at its option from the date hereof until the earlier of the Stream Advance Date and the Maturity Date, elect to receive the Royalty in lieu of cash payment of all the outstanding Principal Amount by crediting the Principal Amount outstanding hereunder against the purchase price owing by Debentureholder under the Royalty. If Debentureholder does not elect to receive the Royalty in lien of cash payment of the outstanding Principal Amount by the earlier of such dates (in such case, such date is hereinafter referred to as the “Debenture Repayment Date”), Debtor shall repay the outstanding Principal Amount, and all accrued and unpaid interest and any other amounts owing hereunder, in cash (subject to Debtor’s right to pay accrued and unpaid interest by issuing Common Shares in accordance with Section 10.1), on the Debenture Repayment Date. For greater certainty, no Prepayment Interest Premium will be owing in the event of any such election by Debentureholder to receive the Royalty in lieu of cash payment of the Principal Amount or any such repayment in cash of the Principal Amount on the Debenture Repayment Date.

10.4	Manner of Debentureholder’s Exercise of Right to Accept Royalty in lieu of Principal

(a)	If Debentureholder wishes to exercise the optional conversion privilege contained in Section 10.3 of this Debenture, it shall deliver to Debtor at least ten (10) Business Days prior to the Debentureholder Royalty Conversion Date the duly completed written notice substantially in the form of Exhibit “C” attached hereto (the “Debentureholder Royalty Conversion Form”), duly executed by Debentureholder, exercising its right to convert the outstanding Principal Amount under this Debenture into the Royalty by crediting the Principal Amount owing hereunder against the purchase price of the Royalty on the Debentureholder Royalty Conversion Date and otherwise in accordance with the provisions hereof. No partial conversion is permitted.

(b)	The obligation of Debentureholder to convert the outstanding Principal Amount under this Debenture into the Royalty on the Debentureholder Royalty Conversion Date is subject to the satisfaction of the following conditions precedent, which conditions precedent are for the sole and exclusive benefit of Debentureholder and may be waived in writing by Debentureholder (in its sole discretion):

(i)	Debtor will pay all accrued and unpaid interest in cash or in Common Shares (in accordance with Section 10.1 and pursuant to a Debtor Interest Conversion Form in respect of such accrued and unpaid interest delivered to Debentureholder at least five (5) Business Days prior to the Debentureholder Royalty Conversion Date);

(ii)	each Obligor will execute and deliver the Royalty dated the Debentureholder Royalty Conversion Date;

(iii)	each Obligor will deliver to Debentureholder, a certificate of a senior officer of each Obligor dated as of the Debentureholder Royalty Conversion Date and addressed to Debentureholder, as to (A) its constating documents; (B) the resolutions of its board of directors (or equivalent) authorizing the execution, delivery and performance of the Royalty and the transactions contemplated thereby; (C) the names, positions and true signatures of the persons authorized to sign the Royalty on its behalf; (D) the accuracy of each representation and warranty of such Obligor contained in Schedule D to the Royalty, and (E) no action or proceeding, at law or in equity, is pending or, to the knowledge of such Obligor, threatened by any Person or Governmental Authority to restrain, enjoin or prohibit the consummation of the transactions contemplated by the Royalty; and

(iv)	each Obligor will cause to be delivered in form and substance satisfactory to Debentureholder’s counsel, acting reasonably; an Idaho and Nevada legal opinion (and any other relevant legal jurisdiction), addressed to Debentureholder relating to (A) the legal status of the Obligors, (B) the corporate power and authority of Obligors to execute, deliver and perform the Royalty, (C) the authorization, execution and delivery of the Royalty, (D) enforceability of the Royalty, (E) the due registration or filing of the Royalty, and (F) registration fees and any documentary or stamp tax; and

(c)	Upon satisfaction (or waiver by Debentureholder) of the conditions precedent in Section 10.4(b), Debentureholder will execute any receipt or release in respect of the Obligations (other than any contingent obligations which are stated to survive termination of the Debenture) reasonably requested by the Obligors in connection the payment of the Principal Amount and all accrued interest thereon.

(d)	For the purposes hereof, the “Debentureholder Royalty Conversion Date” shall be deemed to be the date specified in the Debentureholder Royalty Conversion Form delivered by Debentureholder to Debtor in accordance with Section 10.4.

(e)	Debentureholder shall keep records of payments and conversions and such records shall be prima facia evidence of such payments and conversions.

10.5	No Requirement to Issue Fractional Shares

Guarantor shall not issue fractional Common Shares upon the exercise of Debtor’s interest conversion right. If any fractional interest in a Common Share would, except for the provisions of this Section 10.5, be deliverable upon conversion of accrued but unpaid interest into Common Shares, any such fractional interest shall be rounded down to the nearest whole number of Common Shares.

11.	REPRESENTATIONS AND WARRANTIES

11.1	Exhibit F. Each Obligor hereby represents and warrants to Debentureholder as of the date of this Debenture and as of the Funding Date (unless otherwise specified in Exhibit F) and so long as any Obligations remain outstanding, as set out in Exhibit F and acknowledges that Debentureholder is relying upon such representations and warranties in entering into the transactions that give rise to the Principal Amount, which representations and warranties shall survive the execution and delivery of this Debenture.

11.2	Knowledge. Where any representation or warranty contained in Schedule F is expressly qualified by reference to the “knowledge” of Obligors, it shall be deemed to refer to the actual knowledge of Richard Williams, as Executive Chairman of Guarantor, Sam Ash, as Chief Executive Officer of Guarantor and President of Debtor, David Wiens, as Chief Financial Officer of Guarantor, and Bradley Barnett, as Vice President of Sustainability of Guarantor and Secretary of Debtor, and all information which ought to have been known by each of them after conducting a reasonable inquiry into the matters in question, whether or not any such inquiry was actually made.

11.3	Accredited Investor. Debentureholder hereby represents and warrants to the Obligors that Debentureholder is an accredited investor, within the meaning of National Instrument 45-106 – Prospectus Exemptions.

12.	COVENANTS

Each Obligor covenants and agrees with Debentureholder that, unless compliance has been waived in writing by Debentureholder and so long as any Obligations remain outstanding:

(a)	Punctual Payment of Obligations. Each Obligor shall make payment of, and perform, all of its Obligations when due.

(b)	Reserve Common Shares. Guarantor covenants to reserve and keep available, at all times, such number of Common Shares as may be reasonably required to satisfy its conversion rights under this Debenture, in whole or in part, into Common Shares pursuant to Section 10.

(c)	No Material Change in Conducting of Business. Each Obligor shall, and it shall cause each of its Subsidiaries to, carry out and perform all operations and activities in a commercially prudent manner and in accordance with all Applicable Laws, all applicable Authorizations and Other Rights and Good Practice Standards.

(d)	Compliance with Laws and Contracts. Each Obligor will, and shall cause each of its Subsidiaries to, obtain and maintain in force (or where appropriate, promptly renew) all Authorizations reasonably necessary for carrying out its business and operations generally, including those Authorizations required under each Transaction Document, and at all times comply with all Applicable Laws and regulations relating to it and its business other than (except in the case of Anti-Bribery Laws and Money Laundering Laws) where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(e)	Maintenance of Accounting Methods and Financial Records. Each Obligor will, and shall cause each of its Subsidiaries to, maintain a system of accounting which is established and administered in accordance with US GAAP consistently applied, keep adequate records and books of account in which accurate and complete entries shall be made in accordance with such accounting principles reflecting all transactions required to be reflected by such accounting principles, keep accurate and complete records of any property owned by it.

(f)	Books; Records; Inspections. Each Obligor will keep, and shall cause each of its Subsidiaries to keep, true, complete and accurate Books and Records of all of its operations and activities in a manner consistent with customary and prudent commercial practice. Subject to the confidentiality provisions of this Debenture, each Obligor shall, and shall cause each of its Subsidiaries to, on written request by Debentureholder, provide copies to Debentureholder, and permit Debentureholder and its authorized representatives to perform audits or other reviews and examinations from time to time and at Debentureholder’s sole expense, of Guarantor’s and each Subsidiaries (including Debtor), Books and Records that are available to the shareholders of Guarantor.

(g)	Maintenance of Legal Existence. Each Obligor shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence in good standing.

(h)	Notice to Debentureholder of an Event of Default. Upon either Obligor becoming aware of the occurrence of either an Event of Default or Pending Event of Default, Debtor shall promptly deliver to Debentureholder a notice specifying the nature and date of occurrence of such Event of Default or Pending Event of Default, the Obligors’ assessment of the duration and effect thereof and the action which the Obligors propose to take with respect thereto.

(i)	Payment of Taxes/Claims. Each Obligor will timely file all Tax returns as and when required pursuant to Applicable Law and pay and discharge or cause to be paid and discharged, promptly when due, all Taxes imposed upon them or in respect of the Project or any of the Project Assets or upon the income or profits therefrom as well as all claims of any kind (including claims for labour, materials, supplies and rent) which, if unpaid, might become a Lien upon any of its property or assets (other than Taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings diligently conducted), withhold and collect all Taxes required to be withheld and collected by them and remit such Taxes to the appropriate Governmental Authority at the time and in the manner required by Applicable Law, and pay and discharge immediately upon knowledge by an Obligor of the existence of any Lien unless such Lien is a Permitted Lien.

(j)	No Amalgamation, Merger, Wind-Up, Change in Control, Etc. Neither Obligor shall consolidate, amalgamate with, or merge with or into, or transfer all or substantially all its assets to, or reorganize, reincorporate or reconstitute into or as another entity without the prior written consent of Debentureholder.

(k)	Maintain Listing. Each Obligor shall take all steps necessary to ensure that the Common Shares and any Common Shares issued to Debentureholder pursuant to this Debenture, are listed and posted for trading on any stock exchange which Guarantor’s Common Shares are posted and listed for trading on (subject, in the case of any Common Shares issued to Debentureholder pursuant to the terms hereof, to any applicable hold periods, not to exceed four months plus one day), and will use commercially reasonable efforts to maintain such listing and posting for trading of such Common Shares on the Stock Exchange, and will use commercially reasonable efforts to maintain Guarantor’s status as a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation.

(l)	Reporting. The Obligors shall deliver the following to Debentureholder:

(i)	monthly, quarterly and annual customary operational, exploration and financial reports, to be provided within ten (10) Business Days of completion, provided that monthly reports are only to be provided if, as and when prepared by or on behalf of either Obligor;

(ii)	promptly upon preparation thereof, reasonably detailed environmental reports, reports on safety and community matters, operational budgets, annual production forecast, and life of mine operating plans (and notice of any material change to the life of mine operating plan promptly following such change);

(iii)	annual reserve and resource reports prepared in accordance with NI 43-101;

(iv)	annual reports detailing reconciliation of resource model, mine grade control and process facilities;

(v)	any other material engineering or economic studies (as and when prepared);

(vi)	on an annual basis, list of the Mining Rights underlying the Property or any changes from the prior year’s list;

(vii)	copies of all material contracts, studies or reports relating to the Property, the Mine or the Products that may be reasonably requested by Debentureholder and promptly following the receipt thereof copies of any notice of default, termination or enforcement action under any such contract or occurrence of any other material event in respect of the Property or Mine;

(viii)	notice of any other material event concerning the Project, the Property, either Obligor including any force majeure, labour or civil disruption, actual or threatened legal action, actual or threatened withdrawal of any permit or third party approval, any material human rights, community, health and safety, other social, animal welfare, conservation, other environmental, or corporate governance controversies or initiatives or any change in law materially impacting the Property;

(ix)	within 90 days of the end of each fiscal year and to the extent prepared by management, Debtor shall deliver to Debentureholder its unaudited, unconsolidated financial statements and to the extent prepared and delivered to any third party, its audited unconsolidated financial statements; and

(x)	such other operational, exploration and financial information concerning the Obligors or the Project as Debentureholder shall reasonably request from time to time.

(m)	Further Assurances. Each Obligor will, and will cause any Subsidiary to, execute and deliver to Debentureholder all such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of Debentureholder, to carry out the purpose of the Transaction Documents or any other document to which it is a party or to enable Debentureholder to exercise and enforce its rights under hereunder or thereunder.

(n)	Cash Balance. Each Obligor shall maintain at all times a positive cash balance.

(o)	Working Capital. Each Obligor shall maintain positive working capital as at each quarterly and annual filing date, as determined from Guarantor’s most recent annual and quarterly financial statements that are filed and available on SEDAR and/or EDGAR, where working capital is the current assets less the current liabilities (both as defined by US GAAP) of Guarantor on a consolidated basis.

(p)	Indebtedness. The Obligors shall not create, incur, assume or permit to exist any Funded Debt other than Permitted Indebtedness.

(q)	No Liens. The Obligors shall not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by the Obligors or any one of them except Permitted Liens.

(r)	No Dispositions. The Obligors shall not Dispose of (whether in one or a series of transactions) any of the Property or any Project Assets, or enter into any agreement to do any of the foregoing, except for (i) the sale of inventory in the ordinary course of business, or (ii) the sale of equipment that is obsolete, surplus, worn out or no longer useful for the purposes of constructing and developing the Project. Without limiting the generality of the foregoing, Guarantor shall not Dispose of any of the Equity Securities in the capital of Debtor.

(s)	No Investments. No Obligor shall make (a) any direct or indirect investment in or purchase or other acquisition of Equity Securities of any other Person, (b) any loan or advance to, purchase of debt securities of, or arrangement for the purpose of providing credit to (excluding extensions of trade credit in the ordinary course of business in accordance with customary commercial terms) any other Person, or (c) any capital contribution to (whether by means of a transfer of cash or other property or any payment for property or services for the account or use of) any other Person; except:

(i)	investments (including by subscription in Equity Securities of), loans, advances or capital contributions made by Guarantor in or to Debtor;

(ii)	investments, advances or capital contributions in connection with a joint venture between Guarantor and MineWater Finance LLC relating to the London mining district in Colorado, as publicly disclosed by Guarantor on October 4, 2021, provided that, and only to the extent that, such investments, advances or capital contributions are set out in Guarantor’s board-approved Project Financial Plan (as defined in the Exclusivity Agreement) that has been approved by Debentureholder; or

(iii)	with the prior written consent of Debentureholder.

(t)	No Acquisitions. No Obligor shall purchase or otherwise acquire regardless of how accomplished or effected, (a) any other Person (including any purchase or acquisition of such number of the issued and outstanding securities of, or such portion of equity interest in, such other Person so that such other Person becomes a Subsidiary of the purchaser or of any of its Affiliates) or of all or substantially all of the property of any other Person, or (b) any division, business, operation or undertaking of any other Person or of all or substantially all of the property of any division, business, operation or undertaking of any other Person; except for the acquisition of the Property from Placer Mining Inc. or with the prior written consent of Debentureholder.

(u)	No Distributions. No Obligor shall (i) retire, redeem, retract, purchase or otherwise acquire any Equity Securities of such Obligor; (ii) declare or pay any dividend, return of capital or other distribution (in cash, securities or other property, or otherwise) of, on or in respect of, any Equity Securities of such Obligor; (iii) make any payment or distribution (in cash, securities or other property, or otherwise) on or in respect of, its Equity Securities; (iv) pay, redeem, repurchase or otherwise acquire any Funded Debt, including any payment on account of principal, interest, bonus, premium, make-whole or otherwise; or (v) pay any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or gratuity, to any Related Party of such Person or to any director or officer thereof, excluding, for greater certainty, (i) employment compensation in the ordinary course of business, and (ii) principal, interest and other amounts that may become payable under this Debenture or the Convertible Debentures.

(v)	EPA Settlement. Each Obligor shall provide all such bonds, letters of credit and other assurances, indemnifications, instruments and documents as may be required to complete the Obligors’ financial assurance obligations under the EPA Settlement Agreement and shall take all such actions and steps and do all such things as may be required to cause the release of the Liens in favour of the EPA as soon as reasonably practicable and in any event on or before 180 days after the First Amendment Effective Date. Each Obligor shall comply in all respects with its obligations under the EPA Settlement Agreement and in all material respects with all other agreements, Authorizations and Other Rights necessary for the construction, development and operation of the Project as contemplated by the current development or mine plan.

If an Obligor fails to perform any covenant or any other provision of any of the Credit Documents, Debentureholder may, in its discretion, perform any such covenant capable of being performed by it, and if any such covenant requires the payment of money Debentureholder may, in its discretion, make any such payments. All sums so expended by Debentureholder shall be payable on demand and, until paid, shall be added to, and be deemed to be included in the Obligations and shall bear interest at the same rate applicable to principal.

13.	DEFAULT

(a)	The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Debenture:

(i)	Payment. If Debtor fails to pay any Principal Amount when due hereunder or fails to pay interest or any other amount when due hereunder and, in the case of interest or such other amount, such failure remains outstanding and unremedied for two (2) Business Days;

(ii)	Representations and Warranties. If any representation or warranty made in any of the Credit Documents by either Obligor, or if any certificate or opinion furnished to Debentureholder pursuant to the provisions hereof proves to have been materially incorrect, incomplete or misleading as of the time made or repeated or deemed to be made or repeated, and such inaccuracy is not remedied within the Cure Period;

(iii)	Failure to Perform. Other than as otherwise specified in Section 13 (a), if an Obligor defaults in the performance of any of its covenants or obligations under any of the Credit Documents and provided that such default is capable of being remedied, and such default is not remedied within the Cure Period;

(iv)	Cross Default. Either Obligor (i) fails to make any payment when such payment is due and payable to any Person in relation to any Indebtedness having a principal amount in excess of $250,000 (including any Convertible Debenture), and any applicable grace period in relation thereto has expired, or (ii) defaults in the observance or performance of any other agreement or condition in relation to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs or condition exists, the effect of which default or other condition, if not remedied within any applicable grace period, would be to cause, or to permit the holder of such Indebtedness to declare such Indebtedness to become due prior to its stated maturity date;

(v)	Material Permits and Condemnation. Any Governmental Authority directly or indirectly condemns, expropriates, nationalizes, seizes or appropriates any material portion of the Property or the Project Assets or any Required Authorization or Other Right necessary for the construction and operation of the Project that has been previously obtained by any Obligor is suspended, cancelled, revoked, forfeited, surrendered, refused renewal or terminated (whether in whole or in part) or otherwise is not, or ceases to be, in full force and effect at any time;

(vi)	Insolvency. If either Obligor fails to pay its debts generally as they fall due or suspends making payments on all or any class of its debts or announces an intention to do so or begins negotiations with one or more creditors with a view to rescheduling any of its indebtedness;

(vii)	Illegality. If it becomes unlawful for any Obligor to perform any of its obligations under any of the Transaction Documents or any of its obligations under any Credit Document cease to be valid, binding or enforceable or any Obligor repudiates or contests, in whole or in part, any obligations under the Credit Documents;

(viii)	Bankruptcy or Similar Proceedings. Upon the occurrence of an Insolvency Event affecting any Obligor or any Subsidiary of Guarantor;

(ix)	Material Adverse Effect. If an event or series of events occur which has or with the passage of time or notice or both, would have a Material Adverse Effect;

(x)	Judgment. If one or more final judgments or decrees for the payment of (A) in the case of any judgment or decree in respect of obligations or other arrangements with Debentureholder or any of its Affiliates (including funds managed by any of its Affiliates), any money, or (B) in any other case, money in excess of $500,000 in the aggregate for all such cases and no more than $250,000 in any one year period, shall have been obtained or entered against an Obligor or any of its Subsidiaries provided such judgments or decrees shall not have been and remain vacated, discharged or stayed pending appeal within the applicable appeal period; or

(xi)	Authorizations. If any Authorization by a Governmental Authority necessary for the performance of any obligation of an Obligor or any Subsidiary of Guarantor under any Credit Document ceases to be in full force and effect.

(b)	Upon the occurrence of an Event of Default under Section 13(a)(viii), the Obligations shall automatically and immediately become due and payable and upon the occurrence and during the continuance of any other Event of Default, Debentureholder may, by notice given to Debtor, declare all or part of Obligations to be due and payable either on demand or to be immediately due and payable without demand, in each case, all without presentment, protest or further notice of any kind, all of which are hereby expressly waived by the Obligors. The Obligations due and payable upon a declaration or automatic acceleration pursuant to this Section 13(b) will include the Prepayment Interest Premium. Each Obligor acknowledges and agrees that any such prepayment prior to the Maturity Date is subject to the Prepayment Interest Premium and that such amount represents a reasonable estimate of fair compensation payable to Debentureholder for the losses suffered by early prepayment and such amount is in the nature of liquidated damages and not a penalty.

(c)	Upon any such declaration or automatic acceleration pursuant to Section 13(b), Debentureholder may, in its discretion, exercise any right or recourse and proceed by any action, suit, remedy or proceeding against the Obligors authorized or permitted by law for the recovery of the Obligations including bringing an action or instituting proceedings for damages or specific performance.

(d)	Upon the occurrence and during the continuance of an Event of Default, Debentureholder may realize upon the collateral subject to the Security and enforce the rights of Debentureholder thereunder.

(e)	The rights and remedies of Debentureholder hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies available at law or in equity or otherwise. No single or partial exercise by Debentureholder of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which Debentureholder may be entitled.

(f)	No failure on the part of Debentureholder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Any waiver by Debentureholder of the strict compliance with any term any Credit Document will not be deemed to be a waiver of any subsequent Event of Default.

14.	DEFINITIONS AND INTERPRETATION

(a)	Definitions. For the purposes of this Debenture and Exhibit F hereto, capitalized words and phrases shall have the meanings set forth in Exhibit “A”.

(b)	Accounting Principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of the Credit Documents, such determination or calculation will, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with US GAAP.

(c)	Terms Generally. Words importing the singular number include the plural and vice versa. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All forms of “include” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall have the same meaning and effect as “shall”. Unless the context requires otherwise (i) reference to any agreement or other document herein shall be construed as referring to such agreement or other document as from time to time amended (subject to any restrictions on such amendment set forth herein); (ii) reference to any Person shall be construed to include such Person’s successors and assigns; (iii) “herein”, “hereof” and “hereunder”, and similar words shall be construed to refer to this Debenture in its entirety and not to any particular provision hereof; and (iv) all references to sections, schedules and exhibits shall be construed to refer to sections of, schedules to and exhibits to this Debenture, and all such schedules and exhibits shall form part of this Debenture. The terms “conversion”, “convert”, “convertible” used in this Debenture and the Exhibits hereto shall be interpreted and deemed to mean (x) with respect to the conversion of interest into Common Shares, the payment of accrued and unpaid interest owing hereunder through the issuance of Common Shares, and (y) with respect to the conversion of the outstanding Principal Amount into the Royalty, the election by Holder to receive payment of the Principal Amount through the issuance to it of the Royalty by crediting the outstanding Principal Amount against the purchase price owing under the Royalty.

(d)	Security. It is hereby acknowledged and agreed that this Debenture has the benefit of all security delivered by the Obligors, or any one of them, in favour of Debentureholder or any other Sprott Entity as security for the PF Obligations.

15.	NOTICE

Any notice or written communication given pursuant to or in connection with this Debenture shall be in writing and shall be given by delivering the same personally or by prepaid courier, prepaid registered mail, or email, addressed to the party to be notified at the following address of such party or at such other address of which such party has given notice to the other party hereto:

for an Obligor,

Bunker Hill Mining Corp.
82 Richmond St East
Toronto, ON, M5C 1P1
Attention: David Wiens, CFO & Corporate Secretary
Email: david.wiens@bunkerhillmining.com

for Debentureholder,

Sprott Private Resource Streaming and Royalty (Collector), LP
Royal Bank Plaza
200 Bay Street, Suite 2600
Toronto, Ontario
M5J 2J1

Attention: [Redacted]
Email: [Redacted]

Any such notice shall be conclusively deemed to have been given and received on the day of actual receipt by the addressee or, if given by prepaid registered or certified mail, on the fifth day following the mailing date (absent a general disruption in postal service). A Party may change its address by notice given in accordance with this Section to the other Parties.

16.	CONFIDENTIALITY

(a)	Subject to Section 16(b), neither Debentureholder nor the Obligors shall, without the express written consent of the other (which consent shall not be unreasonably withheld), disclose any non-public information in respect of the terms of the Credit Documents or otherwise received under or in conjunction with the Credit Documents, and none of Debentureholder and the Obligors shall issue any press releases concerning the terms of any Credit Document without the consent of the other after such parties having first reviewed the terms of such press release.

(b)	Notwithstanding the foregoing, Debentureholder and the Obligors may disclose non-public information in respect of the terms of the Credit Documents or otherwise received under or in conjunction with the Credit Documents in the following circumstances:

(i)	to its limited partners, investors, auditor, legal counsel, lenders, underwriters, investment bankers and technical consultants, and

(ii)	to Persons with which it is considering or intends to enter into a transaction which would be permitted hereunder without the consent of the other party under this Debenture (such Persons referred to in this Debenture, the “Proposed Transferees”) for which such non-public information would reasonably be relevant (and to advisors and representatives of any such Person), provided that such disclosure is made on a need to know basis and that such Persons are advised of the confidential nature of the non-public information, undertake to maintain the confidentiality of it and are strictly limited in their use of the non-public information to those purposes necessary for such Persons to perform the services for which they were, or are proposed to be, retained or to consider or effect the applicable transaction, or to monitor their investments in the case of limited partners or investors, as applicable;

(iii)	where disclosure is necessary to comply with Applicable Laws, court order or regulatory request, provided that (x) such disclosure is limited to only that non-public information so required to be disclosed, and (y) the party required to disclose such information shall promptly notify the other party in writing to permit the other party, at its own expense,to have an opportunity to contest or seek to obtain an injunction or protective order or other remedy restricting the disclosure of such non-public information and, where applicable, that the party required to disclose such information has taken commercially reasonable efforts to avail itself of the full benefits of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled;

(iv)	for the purposes of the preparation and conduct of any court proceeding commenced under Section 20;

(v)	where disclosure is required under Applicable Laws in connection with any initial public offering or subsequent public offering of securities of any Obligor or of Debentureholder or any Affiliate thereof;

(vi)	with the express written consent of the other party, such approval not to be unreasonably withheld, conditioned or delayed; and

(vii)	to its Affiliates and those of its and its Affiliates’ directors, officers, employees, advisors and representatives who need to have knowledge of the non-public information and each such Person to whom the non-public information is disclosed is directed to comply with these terms of confidentiality (or is bound by professional obligations to maintain confidentiality).

(c)	Each party shall ensure that its Affiliates who receive any non-public information pursuant to this Debenture and its and such Affiliates’ employees, directors, officers, advisors and representatives and those Persons listed in Section 16(b)(i)) are made aware of this Section 16 and comply with the provisions of this Section 16. Each party shall be liable to the other party for any improper use or disclosure of such terms or information by such Persons.

(d)	For the purposes of this Section 16, the Obligors are one party and Debentureholder is the other party.

17.	EXPENSES

The Obligors will reimburse Debentureholder within thirty (30) days of Debentureholder providing a written invoice and supporting documentation in respect thereof, all of Debentureholder’s reasonable out-of-pocket costs and expenses incurred in respect of the negotiation, registration, enforcement of, or the preservation of rights under the Credit Documents, including the reasonable fees and expenses of legal counsel for Debentureholder in connection therewith.

18.	INDEMNIFICATION

Each Obligor hereby indemnifies Debentureholder, its affiliates and their respective directors, officers and employees, from and against, any claim, damage, loss, liability, judgment, suit, cost or expense of any kind (including reasonable fees and expenses of counsel), arising directly out of:

(a)	any breach by an Obligor of any representation, warranty or covenant contained herein; and

(b)	the enforcement by Debentureholder of any right or remedy hereunder.

19.	SUCCESSORS AND ASSIGNS, WAIVER AND ACKNOWLEDGEMENT

(a)	Neither Obligor may transfer, assign or convey any of its obligations under the Credit Documents to any Person without the prior written consent of Debentureholder. Debentureholder may transfer, assign or convey the Credit Documents or any of its rights or obligations thereunder, in whole or in part, without the consent of the Obligors.

(b)	This Debenture shall be binding upon each Obligor and its successors and permitted assigns and shall enure to the benefit of Debentureholder and its successors and assigns. Any reference herein to Debentureholder shall include its successors and assigns as if specifically named. This Debenture is a negotiable instrument. Presentment for payment, demand, protest, notice of protest, notice of dishonour and statutory days of grace respecting this Debenture are hereby waived.

(c)	Sprott Private Resource Streaming and Royalty (Collector), LP, acting solely for this purpose as a non-fiduciary agent of Debtor, shall maintain a register for the recordation of the names and addresses of Debentureholder(s), and principal amounts (and stated interest) of the loans owing to, each Debentureholder(s) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Obligors and Debentureholder(s) shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Debentureholder hereunder for all purposes of this Debenture. The Register shall be available for inspection by Debtor and Debentureholder, at any reasonable time and from time to time upon reasonable prior notice.

20.	GOVERNING LAW AND JURISDICTION

(a)	This Debenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein (other than the conflict of laws rules).

(b)	Each Obligor agrees that any legal proceeding with respect to this Debenture or to enforce any judgment obtained against the Obligor may be brought by Debentureholder in the courts of the Province of Ontario, Canada or in the courts of any jurisdiction where an Obligor may have assets or carries on business, and each Obligor hereby irrevocably submits to the non-exclusive jurisdiction of each such court and acknowledges its competence. Each Obligor agrees that a final judgment against it in any such legal proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment (a certified or exemplified copy of which judgment will be conclusive evidence of the fact and of the amount of the Obligations hereunder) or by such other means provided by law.

21.	SEVERABILITY OF PROVISIONS

Any provision of this Debenture that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

22.	ENTIRE AGREEMENT

The Credit Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements or understandings, written or oral, with respect thereto.

23.	SURVIVAL

The provisions of Sections 6 (Taxes), 16 (Confidentiality), 17 (Expenses), 18 (Indemnification) and 20 (Governing Law), shall in each case survive any termination of this Debenture and the payment in full of the Obligations.

24.	JUDGEMENT CURRENCY

(a)	If, for the purpose of obtaining or enforcing judgment against the Obligors in any court in any jurisdiction, it becomes necessary to convert into a particular currency (such currency being hereinafter in this Section 24 referred to as the “Judgment Currency”) an amount due in another currency (such other currency being hereinafter in this Section 24 referred to as the “Indebtedness Currency”) under this agreement, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding:

(i)	the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(ii)	the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 24(a)(ii) being hereinafter in this Section 24 referred to as the “Judgment Conversion Date”).

(b)	If, in the case of any proceeding in the court of any jurisdiction referred to in Section 24(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Obligors shall pay to Debentureholder such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Indebtedness Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c)	Any amount due from the Obligors under the provisions of Section 24(b) shall be due to Debentureholder as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Debenture.

(d)	The term “rate of exchange” in this Section 24 means the noon spot rate of exchange for Canadian interbank transactions applied in converting the Indebtedness Currency into the Judgment Currency published by the Bank of Canada for the day in question.

25.	CURRENCY CONVERSIONS

Except as otherwise provided in this Debenture, to the extent that it may be necessary to convert Canadian dollars to US dollars for the purpose of making any payment or calculation in this Debenture, such conversion shall be made at the Bank of Canada daily average rate quoted for the exchange of Canadian dollars into US dollars or vice versa, on the Business Day prior to the date the conversion is to take place.

26.	SET OFF

If the cash reserve set up in Section 2(a) has not been applied against the deposit due to Teck Resources Limited pursuant to the MOU or for such other corporate purpose of Debtor as Debentureholder may agree in its sole and unfettered discretion by February 15, 2022 or any Event of Default shall occur, then Debentureholder is hereby authorized at any time or from time to time, without prior notice to the Obligors, to set off and apply any and all deposits at any time held (including such cash reserve) by, and any and all other obligations at any time owing by, Debentureholder or any other Sprott Entity to or for the credit or the account of an Obligor against any and all of the obligations of an Obligor now or hereafter existing under this Debenture or any other Project Finance Document, whether the obligations of the Obligors are contingent or matured, whether such obligations are owed to Debentureholder or any other Sprott Entity and whether or not Debentureholder or any such other Sprott Entity has made demand under the applicable Project Finance Document. Notwithstanding anything to the contrary in Section 10.3 or 10.4, if Debentureholder or any other Sprott Entity exercises any such set off rights in reduction of the Principal Amount, then upon any election by Debentureholder to receive the Royalty in lieu of cash payment of the Principal Amount in accordance with this Debenture, Debentureholder shall pay in cash to Grantor an amount equal to any such reduction of the Principal Amount.

27.	TIME

Time is and will be of the essence of each and every provision of this Debenture.

28.	COUNTERPARTS

This Debenture and any schedules, certificates or other writing delivered in connection herewith, may be executed in any number of counterparts and by facsimile or electronic means, with the same effect as if all parties had all signed the same document, and all such counterparts and adopting instruments will be construed together and will constitute one and the same instrument. The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF each Obligor and Debentureholder has executed this Debenture under the hands of its duly authorized officers in that behalf.

SILVER VALLEY METAL corp.

Per:	(signed) “Sam Ash”
Name:	Sam Ash
Title:	President

Per:	(signed) “Bradley Barnett”
Name:	Bradley Barnett
Title:	Secretary

bunker hill mining corp.

Per:	(signed) “Sam Ash”
Name:	Sam Ash
Title:	Chief Executive Officer

Per:	(signed) “David Wiens”
Name:	David Wiens
Title:	Chief Financial Officer

The undersigned agrees to be bound by Debentureholder’s covenants contained herein.

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (COLLECTOR), LP, by its general partner, SPROTT RESOURCE AND STREAMING CORP.

Per:	(signed) “Michael Harrison”
Name:	Michael Harrison
Title:	Chief Executive Officer

EXHIBIT “A”

DEFINITIONS

(a)	“Affiliate” means any person which, directly or indirectly, controls, is controlled by or is under common control with another person; and, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any person, whether through the ownership of shares or by contract or otherwise, provided that, for the purposes of this Debenture, a Debentureholder shall not be deemed an Affiliate of any Obligor.

(b)	“Anti-Bribery Laws” has the meaning ascribed thereto in paragraph (19) of Exhibit F.

(c)	“Applicable Law” means any federal, provincial, state, local or municipal statute, law (including the common law), ordinance, rule having the force of law, regulation, by-law (zoning or otherwise) or order of any Governmental Authority or rule of any stock exchange or securities commission, applicable to a Person or any of its properties, assets, business or operations.

(d)	“Applicable Securities Legislation” means all applicable securities laws of each of the jurisdictions in which Guarantor is a “reporting issuer” and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of such jurisdictions.

(e)	“Authorization” means any consent, registration, filing, agreement, certificate, license, approval, permit, authority or exemption from, by or with any Governmental Authority and all corporate, creditors’ and shareholders’ approvals or consents.

(f)	“Books and Records” means all records (whether or not recorded on computer or computer related media) in the possession or control of an Obligor relating in whole or in part to the business of an Obligor, including any business, financial, accounting or Tax records.

(g)	“Business Day” means any day, other than a Saturday, a Sunday, a statutory holiday, or any day on which major banks are closed for business in Kellogg, Idaho or Toronto, Ontario.

(h)	“Claim” means any act, omission or state of facts and any complaint, litigation, demand, action, suit, proceeding, claim, assessment, judgement or settlement or compromise relating thereto.

(i)	“Collateral” means all property and assets (whether real, personal or other and including Equity Securities) of the Obligors in which charges, mortgages or security interests are granted or purported to be granted pursuant to the Security.

(j)	“Common Shares” has the meaning attributed thereto in Section 10.1(a).

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(k)	“Convertible Debentures” means, collectively, secured convertible debentures in the aggregate principal amount of $5,000,000.00 bearing interest at 7.5% per annum payable quarterly in arrears, to be issued by the Obligors to Debentureholder and/or any Sprott Entity designated by Debentureholder and convertible at the option of the holder into Common Shares and is otherwise issued on the terms and conditions set forth in a $50,000,000 Term Sheet dated December 4, 2021 issued by Debentureholder to Guarantor in respect of a financing package for the Project or such other terms as are acceptable to Debentureholder in its sole discretion.

(l)	“Control” means the right, directly or indirectly, to direct or cause the direction of the management of the business or affairs of a Person, whether by ownership of securities, by contract or otherwise; and “Controls”, “Controlling”, “Controlled by” and “under common Control with” have corresponding meanings.

(m)	“Credit Documents” means collectively, this Debenture, the Security and any documents entered into in respect of any of the foregoing and “Credit Document” means each of them.

(n)	“CSE” means the Canadian Securities Exchange.

(o)	“Cure Period” means a period of 15 Business Days following the earlier of (i) delivery by Debentureholder to the Obligors of written notice of a breach or default, and (ii) an Obligor becoming aware of such breach or default.

(p)	“Debenture” has the meaning ascribed thereto in the first paragraph of this document.

(q)	“Debentureholder” has the meaning ascribed thereto in the first paragraph of this Debenture.

(r)	“Debentureholder Royalty Conversion Date” has the meaning ascribed thereto in Section 10.4(c).

(s)	“Debentureholder Royalty Conversion Form” has the meaning attributed thereto in Section 10.4(a).

(t)	“Debtor” has the meaning ascribed thereto in the first paragraph of this Debenture.

(u)	“Debtor Interest Conversion Date” has the meaning ascribed thereto in Section 10.2(b).

(v)	“Debtor Interest Conversion Form” has the meaning attributed thereto in Section 10.2(a).

(w)	“Debtor Interest Conversion Price” means the greater of the US Dollar Equivalent Amount of (a) 90% of the 10-day volume weighted average trading price in Canadian dollars of the Common Shares of Guarantor on the Stock Exchange, ending as of the second Business Day prior to the Debtor Interest Conversion Date; and (b) the minimum price permitted by the Stock Exchange.

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(x)	“Debtor Relief Laws” shall mean Title 11 of the United States Code entitled “Bankruptcy”, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada), and all other liquidation, administration, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, judicial management or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect including any proceeding under corporate law or other law of any jurisdiction whereby a corporation seeks a stay or a compromise of the claims of its creditors against it, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction.

(y)	“Disclosure Letter” means the letter of disclosure (including the schedules thereto) dated on the date hereof, executed by the Obligors and delivered to Debentureholder concurrently with this Debenture.

(z)	“Disposition” means, with respect to any asset (including any Property) of any Person, any direct or indirect sale, lease (where such Person is the lessor), assignment, cession, transfer, exchange, conveyance, release or gift of such asset, including by means of a sale and leaseback transaction, or any reorganization, consolidation, amalgamation or merger of such Person pursuant to which such asset becomes the property of any other Person; and “Dispose” and “Disposed” have meanings correlative thereto.

(aa)	“Effective Date” means the date of this Debenture.

(bb)	“EPA” has the meaning attributed thereto in Section 2(b).

(cc)	“EPA Settlement Agreement” means the Consent Decree between the United States of America and Placer Mining Company, Inc., filed with the United States District Court District of Idaho on March 3, 2018 and approved on June 19, 2018 and the Settlement Agreement And Order On Consent For Response Action By Bunker Hill Mining Corp. between the EPA and Bunker Hill Mining Corp,, dated as effective May 15, 2018 (EPA Region 10 CERCLA Docket No. 10-2017-0123), as amended by the First Amendment To The Settlement Agreement And Order On Consent For Response Action By Bunker Hill Mining Corp. between the EPA and Bunker Hill Mining Corp,, dated as effective December 19, 2021, and any other amendments thereto.

(dd)	“Equity Securities” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and non-voting) of, such Person’s capital, whether outstanding on the date hereof or issued after the date hereof, including any interest in a partnership, limited partnership or other similar Person and any beneficial interest in a trust, and any and all rights, warrants, options or other rights exchangeable for or convertible into any of the foregoing.

(ee)	“Event of Default” has the meaning attributed thereto in Section 13.

(ff)	“Excluded Taxes” means, with respect to Debentureholder, income or franchise Taxes imposed on (or measured by) its taxable income or capital Taxes imposed on (or measured by) its taxable capital, in each case by Canada, or by the jurisdiction under the Applicable Law of which such recipient is organized or in which its principal office is located.

(gg)	“Exclusivity Agreement” means the exclusivity agreement entered into on the date hereof between Debentureholder, Grantor and BHMC.

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(hh)	“Funded Debt” means:

(i)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, bills or other similar instruments;

(ii)	all obligations, contingent or otherwise, relative to the face amount of all letters of credit or letters of guarantee, whether or not drawn, and banker’s acceptances issued for such Person’s account;

(iii)	all obligations of such Person under any lease that is required to be classified and accounted for as a capital or financed lease for financial accounting purposes or under any synthetic lease, tax retention, operating lease or other lease that, in each case, has substantially the same economic effect as a conditional sale, title retention agreement or similar arrangement;

(iv)	all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business);

(v)	all indebtedness of another Person secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance, upon or in property owned by such Person, even if such Person has not assumed or become liable for the payment of such obligations or such obligations are limited in recourse;

(vi)	all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); and

(vii)	all guarantees, indemnities and other obligations (contingent or otherwise) of such Person in respect of Indebtedness of another Person.

(ii)	Funding Date” has the meaning ascribed thereto in Section 2(a).

(jj)	“Good Practice Standards” means, in relation to mining (including all relevant disciplines pertaining thereto, such as metallurgy, processing, engineering, environmental and governance matters, relations with community and indigenous peoples and other social matters), those policies, practices, methods and acts engaged in or approved by a Person which, in the conduct of its undertaking, exercises that degree of safe and efficient practice, diligence, prudence, and foresight reasonably and ordinarily exercised and most commonly accepted by reputable, skilled and experienced operators engaged in the mining industry in the United States.

(kk)	“Governmental Authority” means any government whether federal, provincial, state or municipal and any governmental agency, governmental authority, governmental tribunal, court, governmental commission (including a securities commission) of any kind whatsoever, any subdivision, agency, commission, board or authority of any of the foregoing or any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the amount of any of the foregoing or any stock exchange or securities commission, having jurisdiction.

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(ll)	“Guarantor” has the meaning ascribed thereto in Section 1.

(mm)	“Indebtedness” means, with respect to each Obligor, all and any indebtedness of such Obligor, whether absolute or contingent.

(nn)	“Indemnified Taxes” means all Taxes other than Excluded Taxes.

(oo)	“Insolvency Event” means, in respect of any Person, any one or more of the following events or circumstances whereby such Person (i) becomes insolvent or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due; (ii) admits in writing its inability to pay its debts generally or declares any general moratorium on its indebtedness or proposes a compromise or arrangement between it and any class of its creditors or makes a general assignment for the benefit of creditors; (iii) institutes or has instituted against it any proceeding seeking (x) to adjudicate it as bankrupt or insolvent, (y) liquidation, dissolution, winding-up, administration, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any Debtor Relief Law, or (z) the entry of an order for relief or the appointment of or the taking of possession by, a receiver, receiver-manager, administrator, custodian, monitor, trustee or other similar official for the Person or any substantial part of its respective property and, in the case of any such proceeding instituted against it (but not instituted by it) either such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of forty-five (45) days after the institution thereof, such Person fails to diligently and actively oppose such proceeding, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, receiver-manager, administrator, custodian, monitor, trustee or other similar official for it or for any substantial part of its properties and assets) occurs, or such Person files an answer admitting the material allegations of a petition or motion filed against it in any such proceeding; (iv) takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in the foregoing paragraphs (i) through (iii) or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof.; or (v) such Person’s working capital is negative in its most recent annual financial statements and quarterly financial statements, where working capital is the current assets less the current liabilities (both as defined by US GAAP).

(pp)	“Legal Proceedings” means any action, suit, proceeding, demand, assessment, judgment, litigation, hearing, Claim, grievance, arbitration or administrative proceeding or other proceeding or dispute resolution process and includes any appeal, settlement or compromise relating then or review and any application for same.

(qq)	“Lien” means, (a) with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothec (whether movable or immovable), hypothecation, encumbrance, charge, security interest, adverse claim, defect to title or right of set off in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, (c) any purchase option, call or similar right of a third party with respect to such asset, (d) any netting arrangement, defeasance arrangement or reciprocal fee arrangement, and (e) any other arrangement having the effect of providing security.

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(rr)	“Material Adverse Effect” means any event, occurrence, change or effect that, when taken individually or together with all other events, occurrences, changes or effects:

(i)	materially limits, restricts or impairs, or is reasonably likely to materially limit, restrict or impair (A) the condition, financial or otherwise, earnings, operations, assets, business affairs or business prospects of an Obligor; (B) the ability of an Obligor to perform its payment or other obligations under the Transaction Documents; (C) the development or operation of the Project substantially in accordance with the mine or development plan then in effect immediately prior to the occurrence of such event, occurrence, change or effect, (D) the legality, validity or enforceability of the Credit Documents, or the rights and remedies available to Debentureholder hereunder and thereunder;

(ii)	causes or is reasonably likely to cause any significant decrease to expected silver, lead or zinc production from the Property based on the mine or development plan then in effect immediately prior to the occurrence of such event, occurrence, change or effect;

provided that (x) changes to commodity prices and (y) events, occurrences, changes or effects affecting operators of mining and processing facilities in the US similar to those related to the Project generally, which do not have a disproportionate effect on the Obligors, shall not be a Material Adverse Effect or be taken into account in determining whether there has been or will be a Material Adverse Effect.

(ss)	“Maturity Date” has the meaning ascribed thereto in the first paragraph of this Debenture.

(tt)	“Mine” has the meaning set forth in Section 2(b).

(uu)	“Mining Rights” means any mining claims, mining leases, mineral claims, mining concessions, mineral concessions, exploration permits or licenses, mining licenses, forms of mineral tenure or other rights to Products or to access and work upon lands, such as ownership and ancillary rights, surface rights, leasing agreements, lands temporal occupation agreements or otherwise, for the purpose of exploring, exploiting or benefiting Products, under the terms of Applicable Laws, whether contractual, statutory or otherwise, or any interest therein whether now owned or hereafter acquired. “Mining Rights” includes any amendments, relocations, adjustments, resurvey, additional locations, consolidation, derived rights or conversions of, or any renewal, replacement, amendment or other modification or extensions of any of the foregoing.

(vv)	“Money Laundering Laws” has the meaning ascribed thereto in paragraph (19) of Exhibit “F”.

(ww)	“MOU” means a memorandum of understanding for the purchase and dismantling of Pend Oreille mill equipment to be entered into by Teck Resources Limited and Guarantor, in form and substance satisfactory to Debentureholder in its sole discretion.

(xx)	“Obligations” means all indebtedness, liabilities and other obligations of the Obligors to Debentureholder hereunder and under the other Credit Documents.

(yy)	“Obligors” means, collectively, Debtor and Guarantor and “Obligor” means any one of them.

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(zz)	“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Debenture or any other Credit Document;

(aaa)	Pending Event of Default” means an event which, but for the requirement for the giving of notice, lapse of time, or both, or but for the satisfaction of any other condition subsequent to that event, would constitute an “Event of Default”.

(bbb)	“Permitted Indebtedness” means:

(i)	all existing Indebtedness (other than Funded Debt) incurred prior to the date hereof in the normal course of business;

(ii)	all Funded Debt set out in Section (14) of the Disclosure Letter;

(iii)	all Indebtedness of each Obligor to Debentureholder, including but not limited to Indebtedness outstanding under this Debenture;

(iv)	all Indebtedness of each Obligor owing to the EPA under the EPA Settlement Agreement with respect to the Mine;

(v)	unsecured Indebtedness comprised of amounts owed to trade creditors and accruals in the ordinary course of business, which are either not overdue or, if disputed and in that case whether or not overdue, are being contested in good faith by any Obligor by appropriate proceedings diligently conducted, and provided always that the failure to pay such Indebtedness would not involve and material risk of loss of any material part of its assets;

(vi)	provided that the Security is in place as required under Section 9.2, Indebtedness of up to US$15,000,000, of which up to US$10,000,000 may reduce the amount advanced under the Stream and which is otherwise to be used solely for the purpose of funding the development and construction of the Project Assets, which Indebtedness may be secured or unsecured, may rank pari passu with the PF Obligations, must be provided by lenders and on terms satisfactory to Debentureholder, acting reasonably, and, if secured, such security will rank pari passu with the Security and be subject to an intercreditor agreement with Debentureholder (or another Sprott Entity, as agent, on behalf of the relevant Sprott Entities) reflecting such pari passu ranking and otherwise in form and substance satisfactory to Debentureholder (or such other Sprott Entity);

(vii)	provided that the Security is in place as required under Section 9.2, Indebtedness of up to US$13,000,000, ranking subordinate to the PF Obligations, to be used solely for the purpose of funding cost overruns in relation to the development and construction of the Project Assets, which Indebtedness may be secured or unsecured, must be provided by lenders and on terms satisfactory to Debentureholder, acting reasonably, and, if secured, the security therefor will be subordinated to the Security pursuant to a subordination agreement with Debentureholder (or another Sprott Entity, as agent, on behalf of the relevant Sprott Entities), in form and substance satisfactory to Debentureholder (or such other Sprott Entity);

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(viii)	provided that the Security is in place as required under Section 9.2 and subject to the prior written consent of Debentureholder, such consent not to be unreasonably withheld or delayed, obligations in respect of surety or performance bonds required to be provided to the EPA in respect of Financial Assurance (under and as defined in the EPA Settlement Agreement) of up to US$17,000,000, which obligations are permitted to be secured by security ranking subordinate to the Security and subject to a subordination agreement with Debentureholder (or another Sprott Entity, as agent, on behalf of the relevant Sprott Entities), in form and substance satisfactory to Debentureholder (or such other Sprott Entity); and

(ix)	any other Indebtedness consented to by Debentureholder from time to time.

(ccc)	“Permitted Liens” means:

(i)	liens for taxes, assessments or governmental charges of any Governmental Authority not at the time due or delinquent or, if due or delinquent, the validity of which is being contested at the time in good faith by appropriate proceedings, and a reserve has been established by the Obligors or the applicable Subsidiary in its Books and Records in accordance with US GAAP;

(ii)	deemed liens and trusts arising by operation of law in connection with workers’ compensation, employment insurance and other social security legislation, in each case, which secure obligations not at the time due or delinquent or, if due or delinquent, the validity of which is being contested at the time in good faith by appropriate proceedings, and a reserve has been established by the Obligors or the applicable Subsidiary in its Books and Records in accordance with US GAAP;

(iii)	liens under or pursuant to any judgment rendered, or claim filed, against any Obligor or a Subsidiary, which such Obligor or such Subsidiary shall be contesting at the time in good faith by appropriate proceedings, and a reserve has been established in its Books and Records in accordance with US GAAP;

(iv)	liens and charges incidental to construction or current operations which have not at such time been filed pursuant to law or which relate to obligations not due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and as to which a reserve has been established by the Obligors in its Books and Records in accordance with US GAAP;

(v)	easements, rights of way, servitudes or other similar rights in land (including, without in any way limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other persons which individually or in the aggregate do not materially detract from the value of the land concerned or materially impair its use in the operation of the business of an Obligor;

(vi)	the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit acquired by an Obligor or a Subsidiary or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(vii)	the Lien resulting from the deposit of cash or securities (i) in connection with performance of bids, contracts, leases, tenders or expropriation proceedings, or (ii) to secure workers’ compensation, surety or appeal bonds, performance bonds, letters of credit, costs of litigation when required by law and public and statutory obligations, or (iii) in connection with the discharge of liens or claims incidental to construction and mechanics’, warehouseman’s, carriers’ and other similar liens arising in the ordinary course of business;

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(viii)	security given by an Obligor or a Subsidiary to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with the operations of the Obligor or such Subsidiary, all in the ordinary course of its business;

(ix)	title defects or irregularities which are of a minor nature and in the aggregate will not materially impact the use of the subject property for the purpose for which it is held;

(x)	applicable municipal and other governmental restrictions affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with and will not materially impair the use of the subject property for the purpose for which it is held;

(xi)	the reservation in any original grants from the Crown of any land or interests therein and statutory exceptions and reservations to title;

(xii)	any operating lease entered into in the ordinary course of business; provided that the same is not a sale-leaseback;

(xiii)	the Security;

(xiv)	Liens in respect of Permitted Indebtedness that is permitted hereunder to be secured;

(xv)	any other Liens of the Obligors as existing on the date hereof as disclosed in Section (29) of the Disclosure Letter; and

(xvi)	all other Liens permitted in writing by Debentureholder.

(ddd)	“Person” shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, any Governmental Authority or any other entity recognized by law.

(eee)	“PF Obligations” means, collectively, all indebtedness, liabilities and other obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by an Obligor to the Sprott Entities, or any of them, under, in connection with or pursuant to the Project Finance Documents (including the Obligations and all such indebtedness, liabilities and obligations that accrue after the commencing by or against any Obligor of any insolvency or similar proceeding).

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(fff)	“Prepayment Interest Premium” means, as of the date of prepayment or repayment in accordance with Section 4 or Section 13, as applicable, an amount equal to eighteen (18) months interest on the Principal Amount calculated in accordance with Section 2(c) less the amount of interest received by Debentureholder on the Principal Amount prior to the date of prepayment.

(ggg)	“Principal Amount” has the meaning ascribed thereto in the first paragraph of this Debenture less any payments on account of principal or reduction of principal by way of conversion, made from time to time.

(hhh)	“Products” means any and all metals, minerals and products or by-products thereof, of whatever kind and nature and in whatever form or state, in, under or upon the surface or subsurface of the Property (including ore, metals, precious metals, base metals, uranium, industrial minerals, concentrates, gems, diamonds, commercially valuable rock, aggregate, clays and other minerals that are mined, excavated, extracted, recovered or otherwise produced from the Property and any ore, concentrates and other products resulting from the milling, processing or other beneficiation of such metals, minerals, products and by-products).

(iii)	“Project” means the construction and development of the Mine, including the acquisition of the Mine and the settlement of liabilities owing to the EPA, when due.

(jjj)	“Project Assets” means, collectively:

(i)	the Property, the Products and the Other Rights;

(ii)	the mining, processing, development, production, maintenance, administration, water, electrical and conveyor facilities, railway infrastructure and rolling stock, storage facilities, stockpiling facilities, shipping infrastructure, utilities, and related ancillary infrastructure, other buildings, structures, improvements, fixtures and other real and personal property, including equipment, re-commissioned, constructed, operated or otherwise used by or on behalf of Obligor to extract, beneficiate, market, transport and sell Products derived from the Property or to develop, operate or administer the Mine, whether or not located within the physical boundaries of the Property; and

(iii)	any rights (including Authorizations, surface, access and water rights), privileges, concessions or franchises owned, controlled, leased or operated by or on behalf of an Obligor at any time and not included within the definition of “Property” which are required for the development and construction of the Mine and operation thereof.

(kkk)	“Project Finance Documents” means this Debenture, the Convertible Debentures, the Stream, the Security granted in connection herewith and therewith and all other agreements, instruments and documents from time to time (both before and after the date of this Debenture) delivered to or in favour of any Sprott Entity in connection with any of the foregoing agreements and includes without limitation any agreement designated from time to time by the Obligors and the Agent as a “Project Finance Document” for purposes of the Security.

A-11

(lll)	“Project Mining Claims” means the Mining Rights described in Exhibit “E”.

(mmm)	“Property” means, collectively:

(i)	the Project Mining Claims and any other Mining Rights, rights or interests forming part thereof from time to time whether now owned or hereafter acquired; and

(ii)	any present or future renewals, extensions, modifications, divisions, substitutions, amalgamations, successions, derivations, severances, conversions, demise to lease, renaming or variation of any of the Project Mining Claims, Mining Rights or other rights and interests referenced in paragraph (a) of this definition.

(nnn)	“Quarter End” means the last day of each of March, June, September and December of each calendar year.

(ooo)	“Related Party” means, with respect to any Obligor, any director, officer, employee, shareholder, partner or Affiliate of any Obligor or any other Person not dealing at arm’s length with such Obligor (within the meaning of the Income Tax Act (Canada)).

(ppp)	“Required Authorizations” means any and all Authorizations required to be obtained by any Obligor for the construction, development and operation of the Mine, as such construction, development and operation is contemplated by the current or then applicable development or mine plan, as the case may be.

(qqq)	“Restricted Person” means any Person that:

(i)	is named, identified, described in or on or included in or on any of:

(1)	the lists maintained by the Office of the Superintendent of Financial Institutions (Canada) with respect to terrorism financing, including the lists made under subsection 83.05(1) of the Criminal Code, under the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and under the United Nations Al-Qaida and Taliban Regulations;

(2)	the Denied Persons List, the Entity List or the Unverified List, compiled by the Bureau of Industry and Security, U.S. Department of Commerce;

(3)	the List of Statutorily Debarred Parties compiled by the U.S. Department of State;

(4)	the Specially Designated Nationals Blocked Persons List compiled by the U.S. Office of Foreign Assets Control;

(5)	the annex to, or is otherwise subject to the provisions of, U.S. Executive Order No. 13324; or

A-12

(6)	any publicly available lists maintained under Applicable Laws relating to anti-terrorism or anti-money laundering matters;

(ii)	is subject to:

(1)	the United Nations Act (Canada), the Special Economic Measures Act (Canada) and the Freezing of Assets of Corrupt Foreign Officials Act (Canada);

(2)	the International Emergency Economic Powers Act, 50 U.S.C.; and

(3)	the Trading with the Enemy Act, 50 U.S.C. App. 1.1 et seq.; or any other enabling legislation or executive order relating thereto, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56; or

(4)	trade restrictions under any Applicable Laws; or

(iii)	is a Person or entity who is an Affiliate of a Person or entity listed above.

(rrr)	“Royalty” means a gross revenue royalty on all minerals produced and sold from the Project Mining Claims granted by the Obligors to a Sprott Entity designated by Debentureholder and to be entered into pursuant to Section 10.3 above substantially in the form of Exhibit “D” attached hereto and otherwise with substantive amendments acceptable to the Obligors and Debentureholder

(sss)	“Security” means, collectively, (i) any one or more guarantees made from time to time by an Obligor in favour of the Sprott Entities or any of them, in respect of any Obligations; and (ii) any one or more assignments, deeds of trust, mortgages, account control agreements, pledges (including the Securities Pledge Agreement) and other security agreements, determined by Debentureholder, acting reasonably, pursuant to which an Obligor grants to Debentureholder and/or any other Sprott Entity mortgages, charges, pledges and/or security interests in all or some of its present and after acquired property as security for the PF Obligations, in each case, in form and substance satisfactory to Debentureholder acting reasonably

(ttt)	“Securities Pledge Agreement” means the pledge agreement executed and delivered by Guarantor in favour of Debentureholder as agent for the benefit of the Sprott Entities concurrently with this Debenture creating a first ranking pledge and security interest in all present and after acquired issued and outstanding Equity Securities of each subsidiary of Guarantor, including all Equity Securities of Debtor, as security for the PF Obligations, in form and substance satisfactory to Debentureholder.

(uuu)	“Sprott Entities” means, collectively, Debentureholder., any Affiliate of Sprott Inc. and any fund managed by an Affiliate of Sprott Inc. which in each case is party to a Project Finance Document together with any successor, assign or transferee thereof that is party from time to time to any Project Finance Document and “Sprott Entity” means any one of them.

A-13

(vvv)	“Stock Exchange” means the CSE or any stock exchanges upon which the Common Shares are listed from time to time.

(www)	“Stream” means a metals stream agreement to be entered into between the Obligors and a Sprott Entity to be designated by Debentureholder pursuant to which an Obligor will agree to sell and the Sprott Entity will agree to purchase an agreed amount of refined metals produced from the Project.

(xxx)	“Stream Advance Date” means the date upon which the initial upfront deposit is paid by a Sprott Entity to an Obligor pursuant to the Stream.

(yyy)	“Subsidiary” means each Person directly or indirectly Controlled by Guarantor.

(zzz)	“Taxes” means all present or future taxes, rates, levies, royalties, imposts, duties, deductions, assessments, withholdings, dues, fees and other charges of any nature, including any interest, fines, penalties or other liabilities with respect thereto, imposed, levied, collected, withheld or assessed by any Governmental Authority (of any jurisdiction), and whether disputed or not, including sales or value-added taxes, goods and services taxes, stamp taxes and royalties.

(aaaa)	“Transaction Documents” means the Credit Documents and the Royalty which shall be deemed for the purpose of this definition and the context in which this definition is used, to be a valid and enforceable agreement between the Obligors and Debentureholder.

(bbbb)	“US Dollar Equivalent Amount” means, with respect to the calculation of the Debtor Interest Conversion Price, the amount obtained in US dollars when the 10-day volume weighted average of the trading price in Canadian dollars referred to in paragraph (a) of the definition of “Debtor Interest Conversion Price” is converted into US dollars using the daily average rate for the exchange of Canadian dollars into US dollars of the Bank of Canada on the last of such 10 day period.

(cccc)	“US GAAP” means, in relation to any Person at any time, accounting principles generally accepted in the United States applied on a basis consistent with the most recent audited financial statements of such Person and, if applicable, its consolidated affiliates (except for changes disclosed in the notes to such financial statements).

EXHIBIT “B”

DEBTOR INTEREST CONVERSION FORM

TO: SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (COLLECTOR), LP [or assignee]

All terms used herein but not defined shall have the meanings ascribed thereto in the Secured Royalty Convertible Debenture dated as of January 7, 2022 issued by Silver Valley Metals Corp. and Bunker Hill Mining Corp. to Sprott Private Resource Streaming and Royalty (Collector), LP. (the “Debenture”).

Pursuant to Section 10.1 of the Debenture, the undersigned Debtor hereby irrevocably elects to pay:

(a) the following amount of accrued and unpaid interest of US$_________________ through the issuance of _______________ Common Shares in accordance with the terms of the Debenture, at the Debtor Interest Conversion Price. The exchange rate used to calculate the number of Common Shares is _______ as per the Debenture. The Debtor Interest Conversion Date is __________________________1.

DATED this _____ day of _________________________, 20__.

SILVER VALLEY METALS CORP.

By:
Name:
Title:

1 NTD: in the case of a quarterly interest payment, to be the applicable quarter end date and, in any other case, to be the date such accrued but unpaid interest would otherwise be due and payable.

EXHIBIT “C”

DEBENTUREHOLDER ROYALTY CONVERSION FORM

TO: Silver Valley Metals Corp. (the “Debtor”)

REFERENCE IS MADE TO the Secured Royalty Convertible Debenture dated January 7, 2022 of Debtor and Bunker Hill Mining Corp. in favour of the undersigned (the “Debentureholder”) in the original principal amount of US$8,000,000 (the “Debenture”). Capitalized terms used but not defined herein have the respective meanings ascribed to those terms in the Debenture.

THE UNDERSIGNED, being the registered Debentureholder of the Debenture hereby irrevocably elects to receive the Royalty in lieu of cash payments of the outstanding Principal Amount of the Debenture by crediting the Principal Amount owing under the Debenture against the purchase price of the Royalty, all in accordance with the terms of the Debenture and the Royalty.

DATED this ____ day of ___________________, 20__.

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (COLLECTOR), LP, by its general partner, SPROTT RESOURCE STREAMING AND ROYALTY CORP.

By:
Name:
Title:

EXHIBIT “D”

FORM OF ROYALTY

[to be attached]

EXHIBIT “E”

PROJECT MINING CLAIMS

Primary Claims

Claim Name	M.S. #	Section	Township	Range
Ace	2583	12	48 North	2 East
African	2624	13	48 North	2 East
Alla	1228	13	48 North	2 East
Allie	1229	13	48 North	2 East
Apex	3361	2	47 North	2 East
Arizona	1488	12	48 North	2 East
Band	2507	2	48 North	2 East
Bear	2081	13	48 North	2 East
Bee	2072	12	48 North	2 East
Berniece	1620	14	48 North	2 East
Beta	3471	13	48 North	2 East
Blue Bird	3361	2	47 North	2 East
Boer	2599	12	48 North	2 East
Bonanza Fraction	1228	13	48 North	2 East
Bought Again	1229	13	48 North	2 East
Brady	2584	12	48 North	2 East
Buckeye	2250	13	48 North	2 East
Butte	3361	2	47 North	2 East
Butternut	1916	13	48 North	2 East
Cariboo	1220	11	48 North	2 East
Carter	1466	14	48 North	2 East
Chain	2078	12	48 North	2 East
Cheyenne	2249	12	48 North	2 East
Chief No. 2	2862	11	48 North	2 East
Club	2583	12	48 North	2 East
Combination	2072	12	48 North	2 East
Confidence	2328	12	48 North	2 East
Coxey	1466	14	48 North	2 East
Cypress	2429	12	48 North	2 East
Deadwood	1466	11	48 North	2 East
Debs	1466	11	48 North	2 East
Dewey	2081	13	48 North	2 East
Diamond	2583	12	48 North	2 East
Drew	2587	13	48 North	2 East
East	1228	13	48 North	2 East
Emily Grace	2587	13	48 North	2 East
Emma	550	12	48 North	2 East

E-2

Claim Name	M.S. #	Section	Township	Range
Ethel	2966	11	48 North	2 East
Evans	2611	12	48 North	2 East
Excelsior	1356	11	48 North	2 East
F	2587	24	48 North	2 East
Flagstaff	2328	12	48 North	2 East
Flagstaff No. 2	2921	12	48 North	2 East
Flagstaff No. 4	2921	12	48 North	2 East
Foster	2587	13	48 North	2 East
Good Luck	1220	11	48 North	2 East
Goth	3214	2	48 North	2 East
Grant	2599	12	48 North	2 East
Grant	2599	12	48 North	2 East
Gun	2611	18	48 North	3 East
Gus	2624	13	48 North	2 East
Hamilton	1466	14	48 North	2 East
Hamilton Fraction	1619	11	48 North	2 East
Hard Cash	1466	11	48 North	2 East
Harrison	1664	11	48 North	2 East
Hawk	2072	12	48 North	2 East
Heart	2511	12	48 North	2 East
Helen Marr	2452	12	48 North	2 East
Hemlock	2452	13	48 North	2 East
Hickory	2432	13	48 North	2 East
Homestake	1916	13	48 North	2 East
Hornet	1325	12	48 North	2 East
Idaho	2072	12	48 North	2 East
Iowa	2072	12	48 North	2 East
Ironhill	1228	13	48 North	2 East
Ito	2081	13	48 North	2 East
Jack	2511	12	48 North	2 East
Jersey Fraction	1220	12	48 North	2 East
Josie	1229	13	48 North	2 East
K-24	2080	14	48 North	2 East
K-4	2080	14	48 North	2 East
K-40	2587	24	48 North	2 East
Katherine	2966	11	48 North	2 East
Key	2511	12	48 North	2 East
King	1325	12	48 North	2 East
Kirby Fraction	2654	12	48 North	2 East
Lackawana	614	13	48 North	2 East

E-3

Claim Name	M.S. #	Section	Township	Range
Lacrosse	1228	13	48 North	2 East
Last Chance	551	12	48 North	2 East
Likely	1298	12	48 North	2 East
Lilly May	2587	12	48 North	2 East
Lincoln	2187	12	48 North	2 East
Lucia	3390	14	48 North	2 East
Lucky Chance	1349	18	48 North	3 East
Maine	2626	11	48 North	2 East
Manchester	2966	11	48 North	2 East
Maple	1229	13	48 North	2 East
Marblehead	3390	10	48 North	2 East
Margaret	3390	14	48 North	2 East
Mashonaland	1227	13	48 North	2 East
Mattabelaland	1227	13	48 North	2 East
McClellan	2654	12	48 North	2 East
McClelland	1681	11	48 North	2 East
Miles	2654	12	48 North	2 East
Miners Delight	1228	13	48 North	2 East
Missouri	2080	14	48 North	2 East
Mountain King	1620	14	48 North	2 East
Mountain Queen	1620	14	48 North	2 East
Nancy B.	3390	11	48 North	2 East
Nellie	2583	11	48 North	2 East
Nevada	1466	14	48 North	2 East
New Era	1527	12	48 North	2 East
96	1715	11	48 North	2 East
No. 1	2587	24	48 North	2 East
No. 2	2587	24	48 North	2 East
No. 3	1357	11	48 North	2 East
No. 4	1357	11	48 North	2 East
No Name	1228	13	48 North	2 East
Norman	2368	11	48 North	2 East
Oakland	569	11	48 North	2 East
Offset	1229	13	48 North	2 East
Ollie McMillin	1228	13	48 North	2 East
Ontario Fraction	755	11	48 North	2 East
Oregon	2274	15	48 North	3 East
Overlap	2052	12	48 North	2 East
Oyama	2081	13	48 North	2 East
Olympia	3390	10	48 North	2 East

E-4

Claim Name	M.S. #	Section	Township	Range
Packard	1413	2	48 North	2 East
Phil	3390	14	48 North	2 East
Phillippine	1663	2	48 North	2 East
Pitt	2654	12	48 North	2 East
Princess	1633	11	48 North	2 East
Quaker	1414	2	48 North	2 East
Queen	2511	12	48 North	2 East
Rambler	1041	11	48 North	2 East
Republican Fraction	959	12	48 North	2 East
Roman	2583	11	48 North	2 East
Rookery	1229	13	48 North	2 East
Roy	2624	13	48 North	2 East
Royal Knight	1639	11	48 North	2 East
S-11	2081	13	48 North	2 East
S-12	2081	13	48 North	2 East
S-13	2081	13	48 North	2 East
Sampson	1328	13	48 North	2 East
Sampson	2081	13	48 North	2 East
San Carlos	750	12	48 North	2 East
Sarnia	2081	13	48 North	2 East
Scelinda No. 1	2921	1	48 North	2 East
Scelinda No. 2	2921	1	48 North	2 East
Scelinda No. 3	2921	1	48 North	2 East
Scelinda No. 4	2921	1	48 North	2 East
Scelinda No. 5	2921	1	48 North	2 East
Scelinda No. 7	2921	1	48 North	2 East
Scelinda No. 8	2921	1	48 North	2 East
Schofield	1228	13	48 North	2 East
Skookum	615	12	48 North	2 East
Scorpion Fraction	2072	12	48 North	2 East
Sierra Nevada	554	12	48 North	2 East
Silver	2587	13	48 North	2 East
Silver King	1639	11	48 North	2 East
Sims	2186	12	48 North	2 East
Sold Again Fraction	933	12	48 North	2 East
Southern Beauty	1620	14	48 North	2 East
Spade	2583	12	48 North	2 East
Spokane	2509	12	48 North	2 East
Spruce Fraction	2432	13	48 North	2 East
Stemwinder	1830	12	48 North	2 East

E-5

Claim Name	M.S. #	Section	Township	Range
Stopping	1227	13	48 North	2 East
Stuart No. 2	2966	11	48 North	2 East
Stuart No. 3	2966	11	48 North	2 East
Sugar	2862	11	48 North	2 East
Sullivan	2966	11	48 North	2 East
Summit	1228	13	48 North	2 East
Susie	1229	13	48 North	2 East
Taft	2611	18	48 North	3 East
Teddy	2511	12	48 North	2 East
Timothy Fraction	2274	18	48 North	3 East
Tip Top	1041	11	48 North	2 East
Trump	2624	13	48 North	2 East
Tyler	546	12	48 North	2 East
Utah	1882	12	48 North	2 East
Viola	562	12	48 North	2 East
Washington	2072	12	48 North	2 East
Waverly	1620	14	48 North	2 East
Wheelbarrow	1526	12	48 North	2 East
William Lambert Fraction	1945	2	48 North	2 East
Yale	2611	13	48 North	2 East
Zululand	1227	13	48 North	2 East

This Primary Claims set contains all resource material included in the 2021 PEA Mineral Resource Estimate, as well as those areas listed in the historic 1991 reserves. Due to the inconsistent orientation and nature of the mineralization underlying the above parcels, the Primary Royalty rate will be applied to all extracted and processed mineralized material lying under and within Primary Claims’ area, up to 90 degrees nadir along the Primary Claims’ boundaries.

In order to accommodate the down-dip potential on structures included within the 2021 PEA Mineral Resource Estimate and historic 1991 historic reserves report, all material processed interstitial to existing development, along strike but within the Primary Claims’ boundary restrictions listed in the above paragraph, and continuously down-dip to the termination of the structure, the following zones will constitute Primary Claims and be assigned a 1.85% royalty rate: Shea, Tallon, Ike/Truman, Emery, J, Mac, Francis/FW Francis. These names are taken to be the names used during past production and denote discrete mineralized structures. This rule is added to the overlying royalty rate’s material restrictions to reflect a more typical “Apex Law” situation for tabular mineralized zones and applies only to those structures listed above. Splays and associated structures that connect geologically to those listed above will receive the Primary Royalty rate of the main structure.

E-6

GGS Claims

Claim Name	M.S. #	Section	Township	Range
Adath	2976	22	48 North	2 East
Alykris	2976	22	48 North	2 East
Anna Laura	2976	22	48 North	2 East
Atlas	2976	22	48 North	2 East
Atlas No. 1	2976	22	48 North	2 East
B	2587	24	48 North	2 East
Battleship Oregon	3390	14	48 North	2 East
Black	2081	13	48 North	2 East
Brown	2081	13	48 North	2 East
Charly T.	3390	14	48 North	2 East
E	2587	24	48 North	2 East
Edna	2587	13	48 North	2 East
85	2077	15	48 North	2 East
Fraction	2976	22	48 North	2 East
Gay	2976	22	48 North	2 East
Hoover No. 1	2975	13	48 North	2 East
Hoover No. 2	2975	13	48 North	2 East
Hoover No. 3	2975	13	48 North	2 East
Hoover No. 4	2975	13	48 North	2 East
Hoover No. 5	2975	13	48 North	2 East
Iowa No. 2	2077	15	48 North	2 East
K-1	2080	14	48 North	2 East
K-10	2077	15	48 North	2 East
K-11	2077	15	48 North	2 East
K-12	2077	15	48 North	2 East
K-13	2077	15	48 North	2 East
K-14	2080	14	48 North	2 East
K-15	2080	14	48 North	2 East
K-16	2077	14	48 North	2 East
K-17	2077	15	48 North	2 East
K-2	2080	14	48 North	2 East
K-25	2080	14	48 North	2 East
K-26	2080	14	48 North	2 East
K-27	2080	14	48 North	2 East
K-28	2077	15	48 North	2 East
K-3	2080	14	48 North	2 East
K-30	2077	14	48 North	2 East
K-31	2077	14	48 North	2 East

E-7

Claim Name	M.S. #	Section	Township	Range
K-32	2077	22	48 North	2 East
K-33	2080	23	48 North	2 East
K-34	2080	23	48 North	2 East
K-35	2080	23	48 North	2 East
K-36	2080	23	48 North	2 East
K-37	2080	23	48 North	2 East
K-38	2080	23	48 North	2 East
K-5	2080	14	48 North	2 East
K-7	2080	14	48 North	2 East
K-8	2080	14	48 North	2 East
K-9	2080	14	48 North	2 East
Kansas	2080	14	48 North	2 East
Lilly May	2587	12	48 North	2 East
Little Ore Grande	2977	23	48 North	2 East
Mabundaland	1227	13	48 North	2 East
Medium	2587	13	48 North	2 East
Missouri No. 2	2077	15	48 North	2 East
91	2077	15	48 North	2 East
92	2077	15	48 North	2 East
No. 1	2587	24	48 North	2 East
No. 2	2587	24	48 North	2 East
North Midland	3108	24	48 North	2 East
Orbit	3097	23	48 North	2 East
Ore Grande No. 1	2977	23	48 North	2 East
Ore Grande No. 2	2977	23	48 North	2 East
Ore Grande No. 3	2977	23	48 North	2 East
Ore Grande No. 4	2977	23	48 North	2 East
Ore Grande No. 5	2977	23	48 North	2 East
Ore Shoot	3097	23	48 North	2 East
Oreano	3097	23	48 North	2 East
Orient	3097	23	48 North	2 East
Oriental Orphan	3097	23	48 North	2 East
Orpheum	3097	23	48 North	2 East
Panorama	2976	23	48 North	2 East
Penfield	2587	13	48 North	2 East
Red Deer	2976	22	48 North	2 East
S-10	2081	13	48 North	2 East
Setzer	2976	22	48 North	2 East
Texas	2080	14	48 North	2 East

The GGS Royalty rate will apply to all GGS Claims either partly or wholly-covered by the ground geophysical survey announced on June 16, 2021

E-8

Residual Claims

Claim Name	M.S. #	Section	Township	Range
A	2587	24	48 North	2 East
Alfred	1628	2	48 North	2 East
Anaconda	3361	2	47 North	2 East
Apex No. 2	3361	1	47 North	2 East
Apex No. 3	3361	1	47 North	2 East
Army	3096	22	48 North	2 East
Asset	2611	12	48 North	2 East
Baby (1/6th interest)	2856	3	47 North	2 East
Black Diamond	3423	10	48 North	3 East
Blue Grouse	3361	2	47 North	2 East
Bob White	3361	2	47 North	2 East
Bonanza King Millsite	2868	8	48 North	3 East
Brooklyn	2201	10	48 North	2 East
Butte Fraction	3361	2	47 North	2 East
C	2587	24	48 North	2 East
Carbonate	3423	3	48 North	3 East
Castle	3503	17	48 North	2 East
Childs	2611	12	48 North	2 East
Comstock	1345	18	48 North	3 East
Cougar	3361	2	47 North	2 East
D	2587	24	48 North	2 East
Daisy	1345	18	48 North	3 East
Dandy	1345	18	48 North	3 East
Danish	1503	2	48 North	2 East
East Midland	3108	19	48 North	3 East
Eli	2611	18	48 North	3 East
Enterprise	3423	3	48 North	3 East
Enterprise Extension	3423	10	48 North	3 East
Evening Star	2274	15	48 North	3 East
Evening Star Fraction	2274	15	48 North	3 East
Fairview	621	18	48 North	3 East
Flagstaff No. 3	2921	12	48 North	2 East
Galena	3361	1	47 North	2 East
Gelatin	3423	10	48 North	3 East
Giant	3423	3	48 North	3 East
Good Enough	1628	2	48 North	2 East
Huckleberry No. 2	3361	2	47 North	2 East
Jackass	586	13	48 North	2 East

E-9

Claim Name	M.S. #	Section	Township	Range
Jessie	1345	18	48 North	3 East
Julia	1345	18	48 North	3 East
Justice	1345	18	48 North	3 East
K-18	2077	15	48 North	2 East
K-19	2077	15	48 North	2 East
K-20	2077	15	48 North	2 East
K-21	2077	14	48 North	2 East
K-22	2077	14	48 North	2 East
K-23	2077	15	48 North	2 East
K-29	2077	15	48 North	2 East
K-39	2077	15	48 North	2 East
K-6	2080	14	48 North	2 East
Keystone (1/6th interest)	2856	3	47 North	2 East
L-1	3214	2	48 North	2 East
L-2	3214	9	48 North	2 East
L-3	3214	9	48 North	2 East
Leopard	3361	2	47 North	2 East
Lesley	2977	23	48 North	2 East
Lesley No. 2	2977	23	48 North	2 East
Lesley No. 3	2977	23	48 North	2 East
Long John	3214	7	48 North	3 East
Lydia Fraction	1723	2	48 North	2 East
Lynx	3361	35	47 North	2 East
Mabel	1723	2	48 North	2 East
MacBenn	3361	2	47 North	2 East
Maggie	1628	2	48 North	2 East
Manila	1723	2	48 North	2 East
Marin	3361	2	47 North	2 East
Marko	3051	7	48 North	3 East
Maryland	2274	15	48 North	3 East
McRooney	2966	11	48 North	2 East
Midland	3108	19	48 North	3 East
Midland No. 1	3108	24	48 North	2 East
Midland No. 3	3108	24	48 North	2 East
Midland No. 4	3108	24	48 North	2 East
Midland No. 5	3108	24	48 North	2 East
Midland No. 6	3108	24	48 North	2 East
Midland No. 7	3108	24	48 North	2 East
Midland No. 8	3108	24	48 North	2 East
Milo Millsite	2869	44790	48 North	3 East

E-10

Claim Name	M.S. #	Section	Township	Range
Minnesota	2077	15	48 North	2 East
Missing Link	2587	24	48 North	2 East
Monmouth	2274	15	48 North	3 East
Monte Carlo No. 1	3177	18	48 North	3 East
Monte Carlo No. 2	3177	18	48 North	3 East
Monte Carlo No. 3	3177	44760	48 North	3 East
Monte Carlo No. 4	3177	44760	48 North	3 East
Monte Carlo No. 5	3177	18	48 North	3 East
Navy	3096	22	48 North	2 East
New Jersey	2201	10	48 North	2 East
Nick	2611	18	48 North	3 East
North Wellington	2977	23	48 North	2 East
O.K.	1723	2	48 North	2 East
O.K. Western	1723	2	48 North	2 East
Ophir	1345	18	48 North	3 East
Oracle	3097	23	48 North	2 East
Oregon	2072	12	48 North	2 East
Oregon No. 2	2274	15	48 North	3 East
Ox	2611	18	48 North	3 East
Peak	2587	24	48 North	2 East
Pete	3389	10	48 North	2 East
Pheasant	3361	2	47 North	2 East
Prominade	3389	10	48 North	2 East
Reeves	1412	2	48 North	2 East
Robbin	3361	2	47 North	2 East
Rolling Stone	619	18	48 North	3 East
Rolling Stone	3423	10	48 North	3 East
Ruth	2611	18	48 North	3 East
S-9	2081	13	48 North	2 East
Sam	3389	10	48 North	2 East
Schute Fraction	2201	10	48 North	2 East
Sherman	2611	12	48 North	2 East
Silver Chord	2274	15	48 North	3 East
Silver King Millsite	3563	2	48 North	2 East
Simmons	2611	12	48 North	2 East
Snowline	2587	25	48 North	2 East
Sonora	3361	2	47 North	2 East
Spokane Central No. 1	3472	19	48 North	3 East
Spokane Central No. 2	3472	20	48 North	3 East
Spokane Central No. 3	3472	20	48 North	3 East

E-11

Claim Name	M.S. #	Section	Township	Range
Spokane Central No. 4	3472	20	48 North	3 East
Spokane Central No. 5	3472	20	48 North	3 East
Spring	3298	15	48 North	3 East
Star	2081	13	48 North	2 East
Sullivan Extension	1228	13	48 North	2 East
Sunny	1723	2	48 North	2 East
Switzerland	2966	11	48 North	2 East
V.M. No. 1	3051	7	48 North	3 East
V.M. No. 2	3051	7	48 North	3 East
Van (1/6th interest)	2856	3	47 North	2 East
Venture	3164	2	48 North	2 East
Walla Walla	1345	18	48 North	3 East
Wellington	2977	23	48 North	2 East
Whippoorwill	1723	2	48 North	2 East
Woodrat (1/6th interest)	2856	3	47 North	2 East
Yreka No. 10	2587	19	48 North	3 East
Yreka No. 11	2587	19	48 North	3 East
Yreka No. 12	2587	30	48 North	3 East
Yreka No. 13	2587	30	48 North	3 East
Yreka No. 14	2587	30	48 North	3 East
Yreka No. 15	2587	30	48 North	3 East
Yreka No. 16	2587	30	48 North	3 East
Yreka No. 17	2587	30	48 North	3 East
Yreka No. 18	2587	30	48 North	3 East
Yreka No. 19	2587	30	48 North	3 East
Yreka No. 20	2587	30	48 North	3 East
Yreka No. 21	2587	30	48 North	3 East
Yreka No. 22	2587	24	48 North	2 East
Yreka No. 23	2587	19	48 North	3 East
Yreka No. 24	2587	19	48 North	3 East
Yreka No. 25	2587	24	48 North	2 East
Yreka No. 26	2587	19	48 North	3 East
Zeke	3389	10	48 North	2 East

EXHIBIT “F”

REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

Each of Debtor and Guarantor (collectively, the “BHMC Entities”) hereby represents and warrants as follows to the Debentureholder, and acknowledges and agrees that the Debentureholder is relying upon such representations and warranties in connection with entering into of this Debenture:

Corporate Organization and Authority

1.	Each BHMC Entity is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is up-to-date in respect of all filings required by law to maintain its existence; in particular, the Debtor is a corporation incorporated under the laws of Idaho and Guarantor is a corporation incorporated under the laws of Nevada.

2.	Each BHMC Entity is qualified to do business and is in good standing in all jurisdictions in which the nature of its business as now being or as proposed to be conducted makes such qualification necessary and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted.

3.	Each BHMC Entity has the requisite corporate power, capacity and authority to: (i) own its property and assets and conduct its business; and (ii) enter into the Debenture, the other Credit Documents and the royalty agreement appended as Exhibit “D” to the Debenture and such other documents as may be necessary or appropriate to give effect to the terms thereof (collectively, the “Transaction Documents”) to which it is a party, to perform its obligations hereunder and thereunder and complete the transactions contemplated hereby and thereby.

4.	The execution and delivery of this Debenture and the other Credit Documents by each BHMC Entity thereto and the completion of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such BHMC Entity, and this Debenture and the other Credit Documents to which each BHMC Entity is a party have been duly and validly executed and delivered by such BHMC Entity, and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms thereof, except to the extent enforcement may be affected by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Applicable Laws affecting creditors’ rights generally and subject to the qualification that equitable remedies, injunctive relief and/or specific performance may be granted in the discretion of a court of competent jurisdiction.

5.	Guarantor owns legally and beneficially all of the issued and outstanding stock of the Debtor (the “Capital Stock”) as set forth in Section (5) of the Disclosure Letter free and clear of any Encumbrances. The corporate structure and organization chart of the BHMC Entities set forth in Section (5) of the Disclosure Letter accurately reflects, as of the date hereof, the direct and indirect ownership of all of the Capital Stock of the Debtor. Other than as set forth in Section (5) of the Disclosure Letter, no Person has any agreement, option, right of first refusal or right, title or interest or any right (including a right of conversion of Indebtedness) that is or will become an agreement, option, right of first refusal or right, title or interest, in or to all or any part of the Capital Stock of the Debtor. There are no shareholders’ agreement or shareholders’ declaration in effect with respect to the BHMC Entities or their respective shares or other equity interests.

F-2

6.	Each BHMC Entity is entering into and performing its obligations under this Debenture and each of the other Credit Documents to which it is a party, on its own account and not as trustee or a nominee of any other Person.

7.	The principal place of business and chief executive office of each BHMC Entity as of the date hereof is set out in Section (7) of the Disclosure Letter.

8.	No BHMC Entity has suffered an Insolvency Event and no Event of Default has occurred that is continuing and the BHMC Entities are not aware of any circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event or an Event of Default with respect to it.

9.	Each of the BHMC Entities’ corporate records are complete and accurate in all material respects, and true and correct copies of same have been made available to the Debentureholder.

10.	The financial books, records and accounts of each of the BHMC Entities: (i) are complete and accurate in all material respects; (ii) are stated in reasonable detail; and (iii) accurately and fairly reflect all the material transactions, acquisitions and dispositions of each of the BHMC Entities.

11.	Guarantor’s audited consolidated financial statements for the six months ended December 31, 2020, including the consolidated balance sheets, statements of loss and comprehensive loss, cash flows and changes in shareholders’ deficiency and the notes thereon and the unaudited interim consolidated financial statements for the three and nine months ended September 30, 2021 (collectively, the “Current Financial Statements”), have been prepared in accordance with generally accepted accounting principles (United States). The Current Financial Statements fairly present in all material respects the financial condition and results of operations of Guarantor and the Debtor, on a consolidated basis, as at the respective dates specified therein and for the periods then ended. The BHMC Entities have not effected any material change in its accounting methods, principles or practices since the date of the Current Financial Statements. The BHMC Entities do not intend to correct or restate, nor, to the knowledge of the BHMC Entities, is there any basis for any correction or restatement of, any aspect of the Current Financial Statements. Other than as set out in Section (11) of the Disclosure Letter, each BHMC Entity is neither a party to, nor had a commitment to become a party to, any material off balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of Guarantor, the Debtor or any subsidiary of the BHMC Entities with unconsolidated entities. MNP LLP is the current auditor of Guarantor and is “independent” of the BHMC Entities within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario. There has never been a “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators (“NI 51-102”) with the present or any former auditor of the BHMC Entities.

F-3

12.	Since the end date of its Current Financial Statements, the BHMC Entities:

(i)	have conducted its business only in the ordinary course of business and no Material Adverse Effect has occurred; and

(ii)	have not incurred any Indebtedness which is not shown or reflected in the most recent interim financial statements provided to the Debentureholder or in Section (12) of the Disclosure Letter.

Tax Matters

13.	(a)	Taxes:

(i)	All material Taxes due and payable by each of the BHMC Entities (whether or not shown due on any Tax returns and whether or not assessed (or reassessed) by the appropriate Governmental Authority) have been timely paid.

(ii)	All Tax returns required by Applicable Law to be filed by or with respect to the BHMC Entities have been properly prepared and timely filed and all such Tax returns (including information provided therewith or with respect thereto) are true, complete and correct in all material respects, and no material fact or facts have been omitted therefrom which would make any such Tax returns misleading.

(b)	As of the date hereof, no audit or other proceeding by any Governmental Authority is pending or, to the knowledge of the BHMC Entities, threatened with respect to any Taxes due from or with respect to the BHMC Entities, and no Governmental Authority has given written notice of any intention to assert any deficiency or claim for additional Taxes against either of the BHMC Entities. As of the date hereof, there are no matters under discussion, audit or appeal or in dispute with any Governmental Authority relating to Taxes.

(c)	Other than as set out in Section (13) of the Disclosure Letter, no Governmental Authority of a jurisdiction in which the BHMC Entities do not file Tax returns has made any written claim that either of the BHMC Entities are or may be subject to taxation by such jurisdiction. To the knowledge of the BHMC Entities, there is no basis for a claim that the BHMC Entities is subject to Tax in a jurisdiction in which the BHMC Entities do not file Tax returns. As of the date hereof, each of the BHMC Entities only file Tax returns in the jurisdictions in which it is incorporated or organized and in any jurisdiction in which it carries on any material business.

(d)	As of the date hereof, there are no reassessments of Taxes for the BHMC Entities that have been issued and are under dispute, and the BHMC Entities have not received any communication from any Governmental Authority that an assessment or reassessment is proposed in respect of any Taxes.

(e)	To the knowledge of the BHMC Entities, each of the BHMC Entities have withheld or collected any material Taxes that are required by Applicable Law to be withheld or collected and have paid or remitted, on a timely basis, the full amount of any Taxes that have been withheld or collected, and are due, to the applicable Governmental Authority.

F-4

14.	Section (14) of the Disclosure Letter sets out a full and complete list of all existing Funded Debt of the BHMC Entities.

Non-Contravention

15.	Subject to Section (15) of the Disclosure Letter, none of the execution and delivery of this Debenture or the other Transaction Documents, or the completion of the transactions contemplated hereby or thereby, by each BHMC Entity party thereto, will (i) require that a consent be obtained or a notice be provided under or result in or constitute a breach or default under any agreement, mortgage, bond or other instrument to which it is a party or which is binding on it or its assets, (ii) violate the terms of its constating documents, (iii) require that a consent be obtained or a notice be provided under or violate any Applicable Law or any Required Authorization or the material terms and conditions of any Other Rights, or result in any modification, revocation, alteration or transfer of any Required Authorization or Other Right, (iv) result in the imposition of any Encumbrance on the Project Assets, or (v) contravene any judgment, order, writ, injunction or decree of any Governmental Authority.

16.	No BHMC Entity is in breach of or default under, and no event has occurred that, with the passage of time or notice, or both, would constitute or would reasonably be expected to constitute such a breach of or default under, any agreement, mortgage, bond or other instrument to which it is a party or which is binding on it or its assets, other than a breach or default or event that would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the BHMC Entities, there is no breach or default by any counterparty thereto or inability of any counterparty thereto to perform its obligations thereunder which has, individually or in the aggregate, a Material Adverse Effect. No Event of Default or Pending Event of Default has occurred and is continuing.

Regulatory Compliance

17.	No consents, approvals or permissions are required to be obtained by, nor any filings made with any Governmental Authority by any BHMC Entity in connection with the execution and delivery or the performance by it of this Debenture and the other Transaction Documents to which it is a party, or in respect of its obligations hereunder or thereunder, other than as set forth in Sections (17) and (29) of the Disclosure Letter.

18.	Each BHMC Entity has conducted and is conducting its respective business in compliance in all material respects with Applicable Laws.

19.	No BHMC Entity, nor to the knowledge of the BHMC Entities, any director, officer, manager, member, employee, consultant, representative or agent thereof, acting on its behalf has violated (i) the Corruption of Foreign Public Officials Act (Canada), the Bribery Act (United Kingdom), the Foreign Corrupt Practices Act (United States), and all other anti-bribery, and anti-corruption Applicable Laws, whether within Canada, the United States or to the extent applicable to any BHMC Entity, elsewhere, including any regulations, guidelines or orders thereunder (collectively, the “Anti-Bribery Laws”); and (ii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and all other anti-money laundering, anti-terrorist financing, government sanction and “know your client” Applicable Laws, whether within Canada, the United States and, to the extent applicable to any BHMC Entity, elsewhere, including any regulations, guidelines or orders thereunder (collectively, the “Anti-Money Laundering Laws”). No BHMC Entity nor, to the knowledge of Guarantor and the Debtor, any director, officer, employee, consultant, representative or agent thereof acting on its behalf, has made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing Anti-Bribery Laws or Anti-Money Laundering Laws, with respect to any alleged non-compliance by any BHMC Entity or such other Persons (acting on behalf of a BHMC Entity) with Anti-Bribery Laws or Anti-Money Laundering Laws. No BHMC Entity has received any written notice, request, or citation from any Governmental Authority alleging non-compliance by any BHMC Entity or such other Persons (acting on behalf of a BHMC Entity) with any Anti-Bribery Laws or Anti-Money Laundering Laws.

F-5

20.	The BHMC Entities and their agents have complied at all times with Anti-Bribery Laws with respect to the Project and the development, construction or conduct of all operations or activities at the Project. The operations in relation to the Project are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the BHMC Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the BHMC Entities, threatened.

21.	The BHMC Entities have not, and, to the knowledge of the BHMC Entities, no director, officer, employee, consultant, representative or agent of the BHMC Entities have, transacted business on behalf of the BHMC Entities with any Restricted Person.

22.	Guarantor is a “reporting issuer” (or the equivalent) in the provinces of British Columbia and Ontario and is not included on a list of defaulting reporting issuers maintained by the securities regulators or other securities regulatory authorities in any such provinces (collectively, the “Securities Regulators”). No order, ruling or determination having the effect of suspending the sale or ceasing or suspending trading in any securities of Guarantor has been issued by any Governmental Authority and is continuing in effect and no proceedings for such purpose have been instituted or are, to the knowledge of the BHMC Entities, pending or threatened.

Legal Proceedings

23.	Other than as set forth in Section (23) of the Disclosure Letter, there are no actions, suits, proceedings, hearings, inquiries, investigations or claims commenced or, to the knowledge of the BHMC Entities, threatened against any BHMC Entity or that involve the Project, and which, individually or in the aggregate, (i) would prevent or limit, restrict or impair in any material respect the ability of a BHMC Entity to enter into this Debenture or the other Transaction Documents to which it is a party or would reasonably be expected to materially and adversely impair the performance of its obligations under this Debenture or the other Transaction Documents or the development of the Project, or (ii) that could reasonably be expected to result in a Material Adverse Effect. As noted in its public disclosure and in Section (23), the Company believes the claims in both lawsuits noted in Section (23) of the Disclosure Letter, as they relate to Bunker Hill, are without merit and intends to defend them vigorously.

F-6

24.	No BHMC Entity is a party to or subject to any judgment, order, writ, injunction or decree, involving the Project, which (i) could reasonably be expected to materially and adversely impair the performance of its obligations under this Debenture or the other Transaction Documents, or (ii) could reasonably be expected to result in a Material Adverse Effect. No action or proceeding has been instituted or remains pending or, to the knowledge of the BHMC Entities, has been threatened and not resolved, by or before any Governmental Authority that (i) could reasonably be expected to materially and adversely impair the development of the Project, or (ii) could reasonably be expected to result in a Material Adverse Effect.

Material Information

25.	All material information relating to the Project and prepared by or on behalf of the current management of the BHMC Entities and that has been made available or delivered to Debentureholder, including forecasts, projections, mine plans, budgets and environmental audits, assessments, studies and tests, including any environmental and social impact assessment study reports, was prepared in good faith and on the basis of assumptions that the management of the BHMC Entities believe to be reasonable at the time of preparation, subject to any material changes of which the BHMC Entities have informed Debentureholder in writing. To the knowledge of the management of the BHMC Entities, all material information relating to the Project prepared at the request of current management of the BHMC Entities by third parties and that has been made available or delivered to Debentureholder including forecasts, projections, mine plans, budgets and environmental audits, assessments, studies and tests, including any material environmental and social impact assessment study reports, was prepared in good faith and does not contain materially incorrect information. Guarantor does not have knowledge of any change to the facts and assumptions underlying the estimates in the technical report and preliminary economic assessment for underground milling and concentration of lead, silver and zinc at the Bunker Hill Mine dated December 29, 2021 effective November 29, 2021 (“PEA”) that would reasonably be expected to result in a material adverse change in any cost, price, reserves, resources or other relevant information in the PEA. All material information regarding the Project, including drill results, technical reports and studies, that are required to be disclosed by Applicable Laws, have been publicly disclosed by Guarantor in compliance, in all material respects, with Applicable Laws.

26.	As of the date hereof, all material information relating to the Project mineralization prepared by or on behalf of the current management of the BHMC Entities has been made available or delivered to Debentureholder and, to the knowledge of the management of the BHMC Entities, such information and the reports and information delivered to Debentureholder have been prepared in a manner which is consistent with Good Practice Standards, the statements, assumptions and projections contained therein are fair and reasonable as and when produced and, to the knowledge of the management of the BHMC Entities, have been arrived at after reasonable inquiry having been made in good faith by the Persons responsible therefor. The estimated mineral resources relating to the Property as of the date hereof are as stated in the PEA. The BHMC Entities are in compliance in all material respects with NI 43-101 in connection with the disclosure of scientific or technical information made by the BHMC Entities concerning the Project. The BHMC Entities have duly filed with the applicable regulatory authorities in compliance in all material respects with Applicable Laws all reports required by NI 43-101 in connection with the Project, and all such reports were prepared in accordance with the requirements of NI 43-101 in all material respects. Except as set forth in Section (26) of the Disclosure Letter, as of the date hereof, there are no outstanding unresolved comments of the Canadian Securities Exchange (the “CSE”) or any Securities Regulator in respect of the technical disclosure relating to the Project made in the documents which have been filed by or on behalf of the BHMC Entities with the relevant Securities Regulators pursuant to the requirements of Applicable Laws, including all documents publicly available on Guarantor’s SEDAR profile.

F-7

27.	The BHMC Entities are in compliance in all material respects with all timely and continuous disclosure obligations under Applicable Laws, including NI 51-102, and the policies, rules and regulations of the CSE and, without limiting the generality of the foregoing, except as disclosed to the Debentureholder, there has been no “material change”, as defined in the Securities Act (Ontario) (actual, or, to the knowledge of the BHMC Entities, proposed or prospective, whether financial or otherwise) in the business, results of operations, prospects, assets, liabilities (contingent or otherwise) or capital or financial condition of the BHMC Entities on a consolidated basis which has not been publicly disclosed within the period required by NI 51-102, and except as disclosed to the Debentureholder, the BHMC Entities has not filed any confidential material change reports which remain confidential as of the date hereof.

Project

28.	The PEA was prepared in a manner which is consistent with Good Practice Standards and the statements, assumptions and projections contained therein were fair and reasonable as and when produced and, to the BHMC Entities’ knowledge, were arrived at after reasonable inquiry, having been made in good faith by the Persons responsible therefor. The PEA contains a reasonable estimate in all material respects of projected capital expenditures for the Property subject to fluctuations in exchange rates, commodity prices and electricity rates and has been prepared in a manner which is consistent with Good Practice Standards.

29.	Subject to Section (29) of the Disclosure Letter, the Debtor is the sole recorded and beneficial owner of the Property, free and clear of any Encumbrances (other than Permitted Liens). Section (29) of the Disclosure Letter sets out a full and complete list of all Permitted Liens. Except for any Permitted Liens or as listed in Section (29) of the Disclosure Letter, no Person other than the Debentureholder has any agreement to acquire, option, right of first refusal or right, title or interest or any right that is or will become an agreement to acquire, option, right of first refusal or right, title or interest, in or to all or any material part of the Collateral or any Project Assets nor has either of the BHMC Entities granted, or agreed to grant, any Encumbrances, other than Permitted Liens, on the Collateral or any Project Asset.

30.	The Required Authorizations and Other Rights required for the development, construction or operation of the Project, including commercial production of the silver, lead and zinc from the Project, whether obtained or issued by the date hereof or not, are listed in Section (30) of the Disclosure Letter. The BHMC Entities have complied in all material respects with all conditions provided for in the Required Authorizations and Other Rights required to be complied with as of the date this representation is made.

F-8

31.	Subject to Section (31) of the Disclosure Letter, operation of the Project is and has been in compliance in all material respects with all land use restrictions, zoning, regulations, ordinances, Environmental Laws and other similar Applicable Laws thereto. Subject to Section (31) of the Disclosure Letter, during the past three (3) years, neither of the BHMC Entities nor any of its agents or employees has received any written notice from any Governmental Authority having jurisdiction over the Project alleging any violation of any Applicable Law, including, but not limited to, those relating to Environmental Laws, zoning, building, use, personal disability and fire or safety, which has not been cured or remedied. To the knowledge of the BHMC Entities, there are not any threatened proceedings for the rezoning of the Property or any portion thereof.

32.	Current management of the BHMC Entities has arranged for the following environmental studies relating to the Project and the Property: (i) since September 2020, 30 site water sampling and broad spectrum lab testing on a monthly basis and field parameter testing on a bi-weekly basis, and (ii) in May 2021, a multi-year water flow analysis program with the University of Idaho’s hydrogeology department, (iii) water chemistry analysis as part of planning for a proprietary in-mine water treatment system, (iv) evaluation of the capabilities of the Environmental Protection Agency’s Central Treatment Plant, in the event that a BHMC Entity may seek to purchase and/or operate it in the future. No other environmental investigation, study, audit, test or other analysis has been conducted by or at the request of current management of the BHMC Entities with respect to the Project and Property.

33.	Subject to Section (33) of the Disclosure Letter, there are no material environmental liabilities of the BHMC Entities or to the knowledge of the BHMC Entities, in respect of the development, construction and operation of the Project, in each case, that have been incurred as at the date that this representation is made.

34.	Subject to Section (34) of the Disclosure Letter, no release or threatened release of any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definition of “contaminant”, “pollutant”, “hazardous substance”, “hazardous waste”, “hazardous material”, or “toxic substance” under any applicable Environmental Law has occurred or is occurring at or from the Project for which Environmental Laws require notice, further investigation or any form of responsive action.

35.	To the knowledge of the BHMC Entities, Section (35) of the Disclosure Letter lists all underground and above ground storage tanks located or previously located on the Property.

36.	Upon execution of the EPA Settlement Agreement, the BHMC Entities will comply with all its terms and conditions, including, without limitation, making timely payments and providing financial assurance on schedule.

37.	The Property comprises all mining claims, concessions and other mining rights forming part of the Project.

38.	Upon the closing of acquisition of the Property from Placer Mining Corporation concurrently with the closing and funding of this Debenture, the Debtor will have good and marketable title to the Property free and clear of any Liens other than Permitted Liens and its rights in and to the Property will be valid and in full force and effect in all material respects, and the BHMC Entities will have complied in all material respects with all of their respective obligations in respect thereof, including payment of any annual fees and production penalties, under Applicable Laws. No third party holds any mining or real property rights that conflict in any material respect with the Debtor’s rights in and to the Property.

F-9

39.	Subject only to the rights of any Governmental Authority set out in Section (39) of the Disclosure Letter and except for Permitted Liens, no Person is entitled to or holds any material rent, option, back-in right, earn-in right, right of first refusal, royalty, stream, participation, production or similar interests, or other payment in the nature of rent or royalty, on or for the Project, including any Products.

40.	To the knowledge of the BHMC Entities, there are no (i) Expropriation Events and, there is no such Expropriation Event pending or, to the knowledge of the BHMC Entities, threatened against or affecting all or any material part of the Project, or (ii) to the knowledge of the BHMC Entities, circumstances, notices, discussions, or negotiations which could reasonably be expected to result in such an Expropriation Event.

41.	Except as set out in Section (41) of the Disclosure Letter, to the best knowledge of the BHMC Entities, no indigenous or community groups (and no Persons on their behalf) have asserted any interest or rights or commenced or threatened any claims or proceedings affecting the Project or the BHMC Entities that could result in a Material Adverse Effect.

Common Shares

42.	The Common Shares are listed and posted for trading on the CSE and the Debtor is a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation.

Other

43.	Except as set out in Section (43) of the Disclosure Letter, no BHMC Entity is party to any contract that would give rise to a valid claim against a BHMC Entity and/or the Debentureholder for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated by this Debenture or the other Transaction Documents.